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Exhibit 10.1

COLLABORATION AND LICENSE AGREEMENT

by and between

DAIICHI SANKYO EUROPE GMBH

and

NEKTAR THERAPEUTICS

DATE:  May 30, 2016

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1.	Definitions and Interpretations		1

	1.1	Definitions	1
	1.2	Interpretation	14

2.	Grant of Rights		15

	2.1	License Grants to Daiichi Sankyo	15
	2.2	Retained Rights	15
	2.3	Sublicenses	15
	2.4	License Limitations	16
	2.5	Non-compete	16
	2.6	No Implied Licenses	17
	2.7	Territory/Outside the Territory	17

3.	Governance		18

	3.1	JSC Formation and Responsibilities	18
	3.2	Membership	19
	3.3	Meetings and Quorum	19
	3.4	Decision-Making and Dispute Resolution	20
	3.5	Limitations on Authority	20

4.	Development		20

	4.1	BCBM Trial	20
	4.2	Development by Daiichi Sankyo	21
	4.3	Development Reporting	21
	4.4	Records of Development Activities	21
	4.5	New NKTR-102 Data	22
	4.6	Post MA Approval Obligations Imposed by Health Authorities	22

5.	Commercialization		22

	5.1	Allocation of Responsibilities	22
	5.2	Primary Indication	22
	5.3	New Indications	23
	5.4	Commercialization Diligence	23
	5.5	Commercialization Reporting	23

6.	Regulatory Matters		23

	6.1	Nektar Responsibilities for MAAs and MAs	23
	6.2	Daiichi Sankyo Responsibilities for MAAs and MAs	24
	6.3	Right of Reference	25
	6.4	Opportunity to Comment on Regulatory Submissions	25
	6.5	Written Communications with Health Authorities	26
	6.6	Meetings with Health Authorities	26
	6.7	Pharmacovigilance and Quality Agreements	27

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7.	Payments and Consideration		27

	7.1	Initial License Fee	27
	7.2	Milestone Payments	28
	7.3	Royalties	29
	7.4	Payment Terms	30
	7.5	Records Retention; Audit	31
	7.6	No Guarantee	32

8.	Manufacturing and Supply		32

	8.1	Manufacturing Responsibility	32
	8.2	Supply Agreement Provisions – Manufacturing	33
	8.3	Supply Agreement Provisions – Packaging	33

9.	Ownership of Intellectual Property		34

	9.1	Disclosure	34
	9.2	Ownership of Inventions	34
	9.3	Assignments	35
	9.4	Trademarks	35

10.	Confidentiality and Non-Disclosure		36

	10.1	Confidentiality Generally	36
	10.2	Permitted Disclosures	36
	10.3	Exclusions	37
	10.4	Confidentiality of Terms of Agreement	37
	10.5	Use of Name	38
	10.6	Press Release	38
	10.7	Publication	39

11.	Representations, Warranties and Covenants		40

	11.1	Mutual Representations and Warranties	40
	11.2	Representations and Warranties of Nektar	40
	11.3	Compliance with Laws	42
	11.4	DISCLAIMER OF WARRANTY	44

12.	Indemnity		44

	12.1	Indemnification by Daiichi Sankyo	44
	12.2	Indemnification by Nektar	45
	12.3	Indemnification Procedures	45
	12.4	LIMITATION OF LIABILITY	46
	12.5	Insurance	46

13.	Maintenance and Prosecution of Licensed Patents		46

	13.1	Prosecution of Licensed Patents	46
	13.2	Patent Term Extensions	47

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14.	Enforcement of Patents		47

	14.1	Notice of Infringement	47
	14.2	Control of Enforcement	48
	14.3	Cooperation	48
	14.4	Recovery	48

15.	Potential Third Party Actions		48

	15.1	Invalidity or Unenforceability Defenses or Actions	48
	15.2	Third Party Litigation	48
	15.3	Cooperation	48

16.	Term and Termination		49

	16.1	Term	49
	16.2	Termination by Either Party	49
	16.3	Termination by Daiichi Sankyo	51
	16.4	Termination by Nektar	51
	16.5	Rights and Obligations Following Termination	51
	16.6	Post-termination Indemnification	53
	16.7	Remedies	53
	16.8	Accrued Rights; Surviving Obligations	53

17.	Informal Dispute Resolution		53

18.	Governing Law, Jurisdiction, Venue and Service		54

	18.1	Governing Law	54
	18.2	Jurisdiction	54
	18.3	Venue	54
	18.4	[Reserved]	54
	18.5	Change of Control	54
	18.6	Assignment	54

19.	Miscellaneous		55

	19.1	Force Majeure	55
	19.2	Severability	55
	19.3	Notices	56
	19.4	Relationship of the Parties	56
	19.5	Entire Agreement	57
	19.6	English Language	57
	19.7	Amendment	57
	19.8	Waiver	57
	19.9	Equitable Relief	57
	19.10	Further Assurance	58
	19.11	Expenses	58
	19.12	Counterparts	58

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TABLE OF CONTENTS

Exhibits

Exhibit A	Licensed Product Patents
Exhibit B-1	Nektar Marks
Exhibit B-2	Nektar House Marks
Exhibit C	Summary of BCBM Protocol
Exhibit D	Trademark Quality Guidelines

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This Collaboration and License Agreement (the “Agreement”) is made as of the 30 day of May, 2016 (the “Effective Date”), by and between

(1)	Daiichi Sankyo Europe GmbH, a company with limited liability incorporated under German law with offices at Zielstattstr. 48, 81379 Munich, Germany (“Daiichi Sankyo”); and
(2)	Nektar Therapeutics, a Delaware corporation with offices at 455 Mission Bay Boulevard South, San Francisco, California, USA 94158 (“Nektar”).

Recitals

(A)	WHEREAS, Nektar is Developing and Controls Intellectual Property Rights covering the Licensed Product;
(B)	WHEREAS, Daiichi Sankyo has experience in, among other things, the Development and Commercialization of pharmaceutical compounds in the Territory; and
(C)

WHEREAS, Nektar desires to supply and to grant, a license to Daiichi Sankyo, and Daiichi Sankyo desires to receive a license, to Commercialize the Licensed Product in the Territory in accordance with the terms and conditions set forth below.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.Definitions and Interpretations.

1.1Definitions.  Unless otherwise specifically provided herein, the following terms, when used with a capital letter at the beginning, shall have the following meanings:

“Actual Labeled Indication” means the labeling for the Licensed Product for the Primary Indication in the form approved by the applicable Health Authority in the Final Marketing Authorization for the EMA Territory.

“Actual Labeled Indication Population” means the number of patients in the EMA Territory for the Actual Labeled Indication, as of the date of the receipt of Final Marketing Authorization.

“Adverse Event” means the development of an undesirable medical condition or the deterioration of a pre-existing medical condition in a patient or clinical investigation subject following or during exposure to or use of a Licensed Product, whether or not considered causally related to such Licensed Product, the exacerbation of any pre-existing condition(s) occurring following or during the use of the Licensed Product, or any other adverse experience or adverse drug experience (as described in any applicable corresponding regulations in countries within the

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Territory, as may be amended from time to time) occurring following or during exposure to or use of a Licensed Product.

“Affiliate” means, with respect to a particular Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person.  “Control” as used in this definition, and, with correlative meanings, the terms “controlled by” and “under common control with”, means (a) direct or indirect ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity; (b) status as a general partner in any partnership; or (c) any other arrangement whereby a Person has the power to direct and control the management or policies of another Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, resolution, regulation or otherwise.  In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

“Agreed Indication” means a particular use for a Licensed Product in the Licensed Field that is (a) the Primary Indication, and (b) any New Indication, approved pursuant to Section 4.2.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Agreements” means, collectively, the Pharmacovigilance Agreement, the Quality Agreement and the Supply Agreement.

“Annual Net Sales” means the aggregate Net Sales made during a given Calendar Year.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism in the Territory.

“Anticipated Labeled Indication” means the labeling for the Licensed Product for the Primary Indication in the form in which it is submitted to the EMA in the Conditional MAA by Nektar, which is expected to be substantially similar to either the Narrow Labeled Indication or the Broad Labeled Indication, depending on the regulatory strategy decision made by Nektar after consultation with Daiichi Sankyo through the JSC.

“Anticipated Labeled Indication Population” means the number of patients in the EMA Territory for the Anticipated Labeled Indication, as of the date of submission of the Conditional MAA by Nektar.

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“Applicable Law” means individually and collectively, any applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Health Authorities, that may be in effect from time to time.

“Arbitrator” has the meaning set forth in Section 7.2(b).

“Bankruptcy Code” means Title 11, United States Code, as amended, or analogous provisions of Applicable Law outside the United States.

“BCBM” means metastatic breast cancer in adult patients with brain metastases and/or a history of brain metastases.

“BCBM Trial Protocol” means that certain Clinical Trial Protocol entitled “A Phase 3 Open-Label, Randomized, Multicenter Study of NKTR-102 versus Treatment of Physician’s Choice (TPC) in Patients with Metastatic Breast Cancer Who Have Stable Brain Metastases and Have Been Previously Treated with an Anthracycline, a Taxane, and Capecitabine,” a summary of which is set forth on Exhibit C of this Agreement, as amended from time to time in accordance with Section 4.1.

“BCBM Trial” means that certain Phase 3 Clinical Study to be conducted by Nektar pursuant to the BCBM Trial Protocol.

“Breaching Party” has the meaning set forth in Section 16.2(a).

“Broad Labeled Indication” means the following:  treatment of adult patients with advanced breast cancer [***].

“Business Day” means any day other than (a) Saturday or Sunday, (b) any other day on which national banks in New York, New York are generally permitted or required to be closed, (c) any other day on which national banks in Munich, Germany are generally permitted or required to be closed, or (d) the nine (9) consecutive days beginning on December 24th and continuing through January 1st to the extent not already covered in (a), (b) or (c).

“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1st, April 1st, July 1st and October 1st.

“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1st.

“Change of Control” means, with respect to a Party: (a) the sale, conveyance, transfer or lease of all or substantially all of such Party’s assets or business relating to this Agreement to any Third Party; (b) a merger, reorganization or consolidation involving such Party in which the total voting power of the stock of such Party outstanding immediately prior thereto ceases to represent at least [***] of the combined voting power of the stock outstanding of the surviving entity normally entitled to vote in elections of directors immediately after such merger, reorganization or consolidation; or (c) a Person or group of Persons acting in concert becoming

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the beneficial owner, directly or indirectly, of more than [***] of the total voting power of the stock then outstanding of such Party normally entitled to vote in elections of directors.

“Clinical Study” means a human clinical study conducted on human subjects, including any Phase 1 Clinical Study, Phase 2 Clinical Study or Phase 3 Clinical Study.

“Commercialization Plan” has the meaning set forth in Section 5.2.

“Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize a compound or product, including establishing the price, reimbursement and formulary listing for such compound or product, but excluding for the avoidance of doubt, Manufacturing.  When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective under this Agreement, diligent efforts to accomplish such objective that are consistent with the then current usual practice of such Party in pursuing the Manufacture, Development or Commercialization, as the case may be, of its other comparable compounds or products, it being understood and agreed that, with respect to the Development, Manufacture or Commercialization of the Licensed Product, as the case may be, conducting such tasks using such efforts and resources that are typically used by such Party and its Affiliates in conducting the same tasks on its own comparable compounds or products, which means compounds and products with similar commercial and scientific potential at a similar stage in their lifecycle, taking into consideration safety and efficacy, the cost to Develop, the competitiveness of alternative compounds and products, the cost of goods, the nature and extent of market exclusivity (including Patent coverage and regulatory data protection), the likelihood of Health Registration Approval, expected profitability and all other factors that are typically taken into consideration by such Party and its Affiliates when determining the level of efforts and resources to apply to such tasks with respect to its own similar compounds or products (as described above).  Further, to the extent that a Party’s obligations hereunder or a Party’s ability to exercise its rights hereunder are adversely affected by the other Party’s failure to perform any of its respective obligations hereunder or by the other Party’s breach of any of its representations or warranties hereunder, such affected Party shall be relieved of its obligations to perform any affected obligations hereunder to the extent such obligations are impacted by the failure to perform and the impact of such other Party’s performance failure or breach will be taken into account in determining whether such affected Party has used its Commercially Reasonable Efforts hereunder.

“Competing Product” means a [***] which has approved labeling for the [***], other than the Licensed Product. [***] as used in the preceding sentence shall not include [***].

“Competitor” means a Person engaged in the business of Commercializing [***] in any country in the Territory.

“Complaining Party” has the meaning set forth in Section 16.2(a).

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“Conditional MAA” means a conditional marketing authorization application for a medicinal product for human use pursuant to Regulation (EC) 507/2006, falling within the scope of Regulation (EC) 726/2004 of the European Parliament and of the Council, each as amended from to time, or the equivalent application required by the applicable Health Authority under the provisions of Applicable Law in a country within the Other Territory.

“Conditional Marketing Authorization” means (a) authorization by the applicable Health Authority of a Conditional MAA for the Licensed Product for the Primary Indication in the EMA Territory; and (b) authorization by the applicable Health Authority of a Conditional MAA for the Licensed Product for the Primary Indication in a country within the Other Territory.

“Confidential Information” of a Party means, subject to Section 10.3, any and all confidential or proprietary information of such Party or its Affiliates, including data, results, know-how (including the Licensed Know-How), plans, business information and other Information, whether oral or in writing or in any other form, and whether or not such information is identified as confidential at the time of disclosure if a reasonable person receiving such information would have known it to be confidential (with the burden of proof for such showing on the disclosing Party), which is disclosed prior to or after the Effective Date of this Agreement by or on behalf of such Party (or any of its Affiliates or Representatives) to the other Party (or any of its Affiliates or Representatives).  As set forth in Section 10.4, the terms and conditions of this Agreement shall be considered Confidential Information of both Parties.

“Confidentiality Agreements” means (a) that certain Mutual Confidential Disclosure Agreement, dated as of April 23, 2015, by and between Nektar and Daiichi Sankyo Europe GmbH; and (b) that certain Mutual Confidential Disclosure Agreement, dated as of May 19, 2015, by and between Nektar and Daiichi Sankyo, Inc.

“Control” means, with respect to any item of Information, Patent or other Intellectual Property Right, that the applicable Party or its Affiliates owns or has a license under such Information, Patent or other Intellectual Property Right and has the legal right to assign, or grant a license, sublicense or other applicable right to or under, such Information, Patent or other Intellectual Property Right to the other Party as provided for herein without violating the terms of any agreement or other arrangement with any Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

“Cover”, “Covering” or “Covered” means that, but for a license granted to a Person under a claim included in a Patent, the use, sale, offer for sale, manufacturing, importation or other exploitation of such Licensed Product in the Territory by such Person would infringe such claim.

“CTA” means a clinical trial application or other documentation required to be filed with the applicable Health Authority for authorization to commence Clinical Studies in the applicable jurisdiction.

“Cure Period” has the meaning set forth in Section 16.2(a).

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“Daiichi Sankyo Core Technology” means technology encompassing (a) [***]; (b) [***]; and (c) [***].

“Daiichi Sankyo Core Technology Inventions” has the meaning set forth in Section 9.2(b).

“Daiichi Sankyo Parties” has the meaning set forth in Section 12.2.

“Debtor” has the meaning set forth in Section 16.2(b).

“Develop” or “Developing” means any and all drug development activities conducted before or after obtaining Health Registration Approval that are reasonably related to or leading to the development, preparation and submission of data and information to a Health Authority for the purpose of obtaining, supporting or expanding a Health Registration Approval, including but not limited to all activities related to pharmacokinetic profiling, design and conduct of pre-clinical development, non-clinical development, pre-clinical studies, in vitro studies, Clinical Studies, other studies and scientific activities ordinarily conducted in the pharmaceutical industry in the EMA Territory as a prerequisite to or in connection with a Clinical Study, regulatory affairs, statistical analysis, report writing and regulatory filing creation and submission, but excluding for the avoidance of doubt, Research and Manufacturing.  When used as a noun, “Development” means any and all activities involved in Developing.

“Development Plan” has the meaning set forth in Section 4.2.

“Disclosing Party” has the meaning set forth in Section 10.1.

“EC Community Code” means Directive 2001/83/EC issued by the European Parliament and of the Council on the Community code on November 6, 2001, as amended from time to time.

“Effective Date” has the meaning set forth in the preamble.

“EMA” means the European Medicines Agency, and any successor agency thereto.

“EMA Territory” means those countries in the Territory subject to the jurisdiction of the EMA.

“Enforcing Party” has the meaning set forth in Section 14.3.

“European Economic Area” means those countries that are party to that certain European Economic Area Agreement dated as of January 1, 1994, as amended from time to time.

“Executives” means, (a) with respect to Daiichi Sankyo, Head, Affiliate and Brand Management and (b) with respect to Nektar, the CEO of Nektar.

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“Final Marketing Authorization” means Health Registration Approval by the applicable Health Authority for the Licensed Product for the Primary Indication in the EMA Territory.

“First Commercial Sale” means the first sale for monetary value for use or consumption by the general public of a Licensed Product in a country in the Territory after Health Registration Approval and Pricing Approval for such Licensed Product has been obtained in such country.

“Force Majeure” has the meaning set forth in Section 19.1(a).

“Force Majeure Party” means a Party prevented or delayed in its performance under this Agreement by an event of Force Majeure.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Generic Product” means a product with the same active ingredient as the Licensed Product and which is approved in reliance, in whole or in part, on the applicable  Marketing Authorization of such Licensed Product as determined by the applicable Health Authority under the provisions of Applicable Law in each jurisdiction in the Territory.

“Government Authority” or “Government Authorities” means any federal, state, national, regional, provincial or local government or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

“Health Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise having legal authority with respect to the Development, Manufacture, use or Commercialization of the Licensed Product in the Territory.

“Health Registration Approval” means, with respect to the Licensed Product in any country in the Territory, any and all approvals, licenses, registrations or authorizations of any Health Authority necessary for the commercial sale of such Licensed Product in such country, including a Conditional Marketing Authorization, Final Marketing Authorization, or other Marketing Authorization, but excluding any pricing or reimbursement approvals.

“IFRS” means the International Financial Reporting Standards developed by the International Accounting Standards Board, consistently applied.

“Indemnification Claim Notice” has the meaning set forth in Section 12.3.

“Indemnitee” has the meaning set forth in Section 12.3.

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“Indemnitor” has the meaning set forth in Section 12.3.

“Information” means all technical, scientific, business and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results, laboratory notes and notebooks, and other material, including: high-throughput screening, gene expression, genomics, proteomics and other drug discovery and Development technology; formulation; biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays and biological methodology; Manufacturing and quality control procedures and data, including test procedures; and synthesis, purification and isolation techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, but excluding the Regulatory Documentation.

“Infringement Suit” has the meaning set forth in Section 15.2.

“Intellectual Property Rights” means Patents, Information, Trademarks, copyrights (including rights in computer software), domain names, database rights and any rights or property similar to any of the foregoing in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights.

“Invalidity Action” has the meaning set forth in Section 15.1(a).

“Invention” means any invention, discovery, development or modification, whether or not patented or patentable, including Information, that is conceived, reduced to practice, discovered, developed or otherwise made at any time during the Term, including any enhancement in the efficiency, operation, Manufacture, ingredients, preparation, presentation, formulation, means of delivery or dosage of a Licensed Product, any discovery or development of any new or expanded Indications for a Licensed Product, and any discovery or development that improves the stability, safety or efficacy of a Licensed Product.

“Joint Inventions” has the meaning set forth in Section 9.2.

“JSC” has the meaning set forth in Section 3.1.

“Legal Matter” means any dispute regarding the rights or obligations of a Party that arise out of or relate to the existence, negotiation, validity, formation, interpretation, breach, performance or application of this Agreement or any Ancillary Agreement.

“Licensed Field” means all therapeutic, prophylactic and diagnostic uses in humans.

“Licensed Know-How” means all Information, other than New NKTR-102 Data, that (a) is Controlled by Nektar or its Affiliates as of the Effective Date or at any time until the

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end of the Term, and (b) is necessary or otherwise directly related to, the Development or Commercialization of the Licensed Product.

“Licensed Patent Action” has the meaning set forth in Section 16.4.

“Licensed Patents” means (a) the Licensed Product Patents, and (b) any other Patents granted or pending in a country or jurisdiction within the Territory that are Controlled by Nektar or its Affiliates during the Term that have one or more claims that Cover any Licensed Product or the use or sale thereof.

“Licensed Product” means the pharmaceutical product containing (i) NKTR-102 (free base), (ii) NKTR-102 derivatives, and (iii) any salts of (i) or (ii).

“Licensed Product Patents” means those patent applications set forth in Exhibit A of this Agreement, and any patent granted in a country or jurisdiction within the Territory that issues therefrom.

“Losses” means any and all costs, liabilities, losses, obligations, claims, causes of action, damages, deficiencies, expenses, judgments, awards, assessments or amounts paid in settlement, including interest, penalties, costs of investigation and defense and reasonable attorneys’ fees and disbursements.

“MA” or “Marketing Authorization” means a marketing authorization issued by a Health Authority to import, market and sell a Licensed Product in any country in the Territory.

“MAA” means a marketing authorization application filed for Health Registration Approval to import, market and sell a Licensed Product in any country in the Territory.

“Manufacture” and “Manufacturing” means, with respect to a product or compound, the synthesis, manufacturing, processing, formulating, packaging, labeling, holding and quality control testing of such product or compound up to and including the primary container, suitably labeled and packaged for storage and transportation, in bulk quantities.  For clarity Manufacture and Manufacturing does not include Packaging.

“Narrow Labeled Indication” means the following:  treatment of adult patients with advanced breast cancer [***].

“Narrow Labeled Indication Population” means the number of patients in the EMA Territory for the Narrow Labeled Indication, as of the Effective Date.

“Nektar Account” means [***]

“Nektar Core Technology” means technology encompassing (a) [***]; (b) [***]; (c) [***]; (d) [***]; (e) [***]; and (f) [***].

“Nektar Core Technology Inventions” has the meaning set forth in Section 9.2(a).

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“Nektar House Marks” means (i) the corporate logo of Nektar, (ii) the trademark “NEKTAR”, (iii) any other trademark, trade name or service mark (whether registered or unregistered) containing the word “NEKTAR”, and (iv) any other trademark or service mark associated with goods or services of NEKTAR, but excluding the Nektar Marks and trademarks, trade names or service marks associated with goods or services outside the scope of this Agreement; and all Intellectual Property Rights residing in any of the foregoing set forth in Exhibit B-2 of this Agreement.

“Nektar Marks” means those Trademarks set forth in Exhibit B-1 this Agreement.

“Nektar Party” has the meaning set forth in Section 12.1.

“Net Sales” means the gross invoiced amount on sales of the Licensed Product by Daiichi Sankyo, its Affiliates and Sublicensees to Third Parties (other than Sublicensees) commencing on the First Commercial Sale.  Net Sales shall be reduced by the following, to the extent included in the amount invoiced and consistent with the internal audited systems of Daiichi Sankyo (or its Affiliates or Sublicensees) in accordance with IFRS:

(a)customary trade and quantity discounts actually allowed or taken (and any related wholesaler chargebacks actually allowed or taken);

(b)allowances actually given for returned Licensed Product;

(c)freight and insurance, if separately identified on the invoice;

(d)mandatory discounts or rebates imposed by any Government Authority against Daiichi Sankyo or its Affiliates or Sublicensees (including any clawbacks or similar pharma taxes directly related to the Licensed Product and paid directly by Daiichi Sankyo or its Affiliates or Sublicensees, or, in the case of clawbacks related to aggregate sales of Daiichi Sankyo or its Affiliates or Sublicensees, such portion of the clawback as shall be reasonably determined by Daiichi Sankyo based on the proportion between the share of Net Sales hereunder and aggregate sales of Daiichi Sankyo);

(e)trade allowances or rebates, including any federal, state and/or local government-mandated programs which qualify for or require a manufacturer/distributor rebate;

(f)value-added tax, sales, use or turnover taxes, excise taxes and customs duties assessed by Government Authorities on the sale of the Licensed Product; and

(g)other reductions or specifically identifiable amounts deducted for reasons similar to those listed above in accordance with IFRS; provided that no item shall be deducted pursuant to this clause (g) if included in any other deduction provided for under clauses (a)–(f) above.

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Net Sales shall be deemed to accrue upon the date of the invoice for the Licensed Product.  In addition, Daiichi Sankyo’s Net Sales hereunder are subject to the following:

(i)In the case of pharmacy incentive programs involving the Licensed Product and other products; hospital performance incentive program charge backs involving the Licensed Product and other products; disease management programs or other programs involving the Licensed Product and other products; or discounts on “bundles” or any groups of products involving the Licensed Product and other products, for the purpose of calculating Net Sales hereunder, all discounts and the like shall be deemed to have been allocated equally among all products (the Licensed Product and other products) as the basis on which such discounts and the like were accrued, or if such basis cannot be determined, proportionately based on the list price of such Licensed Product and other products (regardless of the actual prices paid by the customer).  Notwithstanding the foregoing, in the case of discounts on bundles or any groups of products involving the Licensed Product and other products, if in any Calendar Quarter the discount from list price offered for any Licensed Product is greater (in percentage terms) than the discount offered from list price for any other product in the same bundle or group of products, then for the purpose of calculating Net Sales hereunder, all such discounted sales of the Licensed Product during such Calendar Quarter shall be deemed to have been made at the list price for the applicable Licensed Product during the relevant Calendar Quarter (regardless of the actual prices paid by the customer).

(ii)In the case of any sale or other disposal of Licensed Product by Daiichi Sankyo to an Affiliate, for resale, the Net Sales shall be calculated as set forth above on the value received on the first arm’s length sale to a Third Party.

(iii)In the event of a sublicense of Licensed Product, the Sublicensee’s Net Sales will be calculated as set forth herein.

For the avoidance of doubt, sales between Daiichi Sankyo, its Affiliates and Sublicensees shall not be considered Net Sales (unless such Person is the end user of the Licensed Product), which shall be calculated as Net Sales of Daiichi Sankyo, its Affiliates and Sublicensees independent of Third Party customers.

“New Indication” means an indication other than the Primary Indication.

“New NKTR-102 Data” means all data and other Information arising out of any Clinical Studies of the Licensed Product conducted after the Effective Date other than the BCBM Trial, that are conducted by or on behalf of Nektar or its Affiliates or licensees, excluding any Clinical Studies conducted by or on behalf of Daiichi Sankyo or its Affiliates or Sublicensees.

“NKTR-102” means [***].

“Non-Compete Arbitrator” has the meaning set forth in Section 2.5(b).

“Other Territory” means those countries in the Territory that are not subject to the jurisdiction of the EMA, which as of the Effective Date, are Switzerland and Turkey.

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“Package” and “Packaging” means applying labeling as approved by the applicable Health Authorities to each vial of the Licensed Product Manufactured and supplied to Daiichi Sankyo by Nektar pursuant to the Supply Agreement and any further packaging materials (cartons, shippers, dividers, etc.) and labeling (including branding printed materials and text) that are specific to individual markets or market segments within the Territory that is required to Commercialize the Licensed Product in the Territory, including as required by Health Authorities.

“Party” means either Daiichi Sankyo or Nektar and “Parties” means both Daiichi Sankyo and Nektar.

“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

“Payments” has the meaning set forth in Section 7.4(e).

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

“Pharmacovigilance Agreement” has the meaning set forth in Section 6.7.

“Phase 1 Clinical Study” means a clinical study that generally provides for the first introduction into humans of a pharmaceutical product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product, in a manner that is generally consistent with 21 CFR § 312.21(a), as amended (or its successor regulation).

“Phase 2 Clinical Study” means a clinical study, the principal purpose of which is to make a preliminary determination as to whether a pharmaceutical product is safe for its intended use and to obtain sufficient information about such product’s efficacy, in a manner that is generally consistent with 21 CFR § 312.21(b), as amended (or its successor regulation), to permit the design of further Clinical Studies.

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“Phase 3 Clinical Study” means a pivotal clinical study with a defined dose or a set of defined doses of a pharmaceutical product designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with 21 CFR § 312.21(c), as amended (or its successor regulation), for the purpose of enabling the preparation and submission of an MAA.

“Pricing Approvals” means, in any country where a Government Authority, as a required condition precedent to the launch of Licensed Product or in order to continue the marketing or sale of the Licensed Product following launch under provisional pricing or reimbursement, authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products or medical devices, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

“Primary Indication” means BCBM.

“Prosecute” has the meaning set forth in Section 13.1.

“Publishing Party” means the Party permitted to make a publication or public presentation under Section 10.7(a).

“Quality Agreement” has the meaning set forth in Section 6.7.

“Receiving Party” has the meaning set forth in Section 10.1.

“Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals, all correspondence submitted to or received from Health Authorities within the Territory (including minutes and official contact reports relating to any communications with any Health Authority) and all supporting documents, relating to the Licensed Product, and all data contained in any of the foregoing, including all CTAs, Health Registration Approvals and applications therefor, regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

“Representatives” has the meaning set forth in Section 11.3(c)(i).

“Research” means activities related to the design, discovery, generation, identification, profiling, characterization, production, process development, or cell line development of drug candidates and products, and shall include but not be limited to any activity involving or related to the alteration of the molecular structure of NKTR-102.

“Safety-Related Information” means information resulting from Daiichi Sankyo Development activities or contained in New Nektar Data that has potential relevance to the safety of the Licensed Product.

“Sensitive Information” has the meaning set forth in Section 18.5(b).

“Sole Invention” has the meaning set forth in Section 9.2.

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“Sublicensee” has the meaning set forth in Section 2.3.

“Supply Agreement” has the meaning set forth in Section 8.1.

“Swiss MA” means the Health Registration Approval issued by the applicable Health Authority for the Licensed Product for the Primary Indication in Switzerland.

“Term” has the meaning set forth in Section 16.1.

“Termination Notice” has the meaning set forth in Section 16.2(a).

“Territory” means the European Economic Area as it may be constituted from time to time, Switzerland and Turkey.

“Third Party” means any Person not including the Parties or the Parties’ respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 12.1.

“Third Party Infringing Activities” has the meaning set forth in Section 14.1.

“Trademark” means all trademarks, service marks, registrations, and applications therefor.

“United States” or “U.S.” means the United States of America, its territories and possessions.

“Valid Claim” means, with respect to a Licensed Product in a particular country, any claim of a Licensed Patent that:

(a)with respect to a granted and unexpired Licensed Patent in such country, (i) has not been held permanently revoked, unenforceable or invalid by a final decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or

(b)with respect to a pending Licensed Patent application, was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application, provided that with respect to (i) pending Licensed Patent applications (a) and (b) identified on Exhibit A, such claim has not been pending for more than [***] years from the Effective Date, and (ii) any other pending Licensed Patent applications, such claim has not been pending for more than [***] years.

1.2Interpretation.  Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular and the use of any gender is applicable to all genders.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The headings of this Agreement are for

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convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement.  The term “including” or “includes” as used in this Agreement means “including without limitation” and shall not be interpreted to limit the generality of any description preceding such term.  The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.

2.Grant of Rights.

2.1License Grants to Daiichi Sankyo.

(a)Licensed Patents, Licensed Know-How and Regulatory Documentation.  Subject to the terms and conditions of this Agreement, during the Term, Nektar hereby grants to Daiichi Sankyo a sublicensable (subject to Section 2.3), non-transferable (subject to Section 18.6), exclusive (even as to Nektar) license under the Licensed Patents, the Licensed Know-How and the Regulatory Documentation solely to Commercialize the Licensed Product in the Territory for any and all indications.  Subject to the terms and conditions of this Agreement, during the Term, Nektar hereby grants to Daiichi Sankyo a sublicensable (subject to Section 2.3), non-transferable (subject to Section 18.6), co-exclusive license under the Licensed Patents, the Licensed Know-How and the Regulatory Documentation solely to Develop and Package the Licensed Product in the Territory for any and all indications.

(b)Nektar Marks.  Subject to the terms and conditions of this Agreement, during the Term, Nektar hereby grants to Daiichi Sankyo a sublicensable (subject to Section 2.3), non-transferable (subject to Section 18.6), exclusive (even as to Nektar) license under the Nektar Marks solely to Package and Commercialize the Licensed Product in the Territory.

(c)Nektar House Marks.  Subject to the terms and conditions of this Agreement, during the Term, Nektar hereby grants to Daiichi Sankyo a sublicensable (subject to Section 2.3), non-transferable (subject to Section 18.6), non-exclusive, royalty-free license under the Nektar House Marks solely to Package and Commercialize the Licensed Product in the Territory.

2.2Retained Rights.  For the avoidance of doubt, notwithstanding the provisions of Section 1.2 or any other provision of this Agreement, Nektar shall retain rights under the Licensed Patents, Licensed Know-How, Regulatory Documentation, Nektar Marks and Nektar House Marks to (a) perform its responsibilities under this Agreement or any Ancillary Agreement; and (b) Develop and Manufacture the Licensed Product in the Territory for purposes of the Development of the Licensed Product worldwide and Commercialization of the Licensed Product outside the Territory.

2.3Sublicenses.  Daiichi Sankyo shall have the right to grant sublicenses solely in furtherance of existing Daiichi Sankyo’s rights under this Agreement to (i) its Affiliates (ii) distributors selected by Daiichi Sankyo, and (iii) contract sales agents and organizations acting on behalf of Daiichi Sankyo, in each case of the foregoing (i) through (iii) (inclusive), at Daiichi Sankyo’s sole discretion and without obtaining the prior written consent of or providing prior

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notice to Nektar.  In addition, Daiichi Sankyo shall have the right to grant sublicenses to other Third Parties solely in furtherance of exercising Daiichi Sankyo’s rights under this Agreement after obtaining Nektar’s prior written consent, not to be unreasonably withheld.  Each such sublicensee, whether an Affiliate or a Third Party, shall be a “Sublicensee” hereunder.  Any such Sublicensee shall be obligated in writing, as a condition to the grant of such sublicense, (a) to be bound by provisions with respect to non-disclosure and non-use which are at least as restrictive as those provisions that are set forth in this Agreement and (b) to comply with all applicable terms and conditions of this Agreement.  Daiichi Sankyo shall be responsible for any failure of any such Sublicensee to comply with such terms or conditions, with the further understanding that any action or omission by any such Sublicensee that, if committed by Daiichi Sankyo would be a breach of this Agreement, will be deemed a breach by Daiichi Sankyo of this Agreement for which Daiichi Sankyo is responsible.

2.4License Limitations.  Nothing in this Agreement will grant (or be construed to grant) to Daiichi Sankyo any right to make, have made, use, offer for sale, sell, import or otherwise exploit any products other than the Licensed Product for the Agreed Indication in the Territory in accordance with the terms and conditions of this Agreement. Daiichi Sankyo shall not, and shall cause its Affiliates and Sublicensees not to, use or practice any Licensed Know-How, Regulatory Documentation, Licensed Patents, Nektar Marks or Nektar House Marks in any manner whatsoever except to the extent expressly licensed or permitted under this Agreement.

2.5Non-compete.  During [***], Daiichi Sankyo shall not, and shall cause its Affiliates not to, Commercialize a Competing Product in [***]. Daiichi Sankyo shall not be deemed to have breached Section 2.5, and shall have no obligation to provide compensation to Nektar hereunder, if Daiichi Sankyo acquires a Person that is Commercializing a Competing Product in [***] at the time of the acquisition, and within [***] of the acquisition, ceases its Commercialization of the Competing Product in [***]. In the event that Nektar believes Daiichi Sankyo has breached Section 2.5, Nektar shall promptly notify Daiichi Sankyo, including in the notice a summary of the material facts underlying the Nektar belief.  Daiichi Sankyo shall have [***] to respond to the notice from Nektar.

(a)If Daiichi Sankyo agrees that it has breached Section 2.5, then it shall promptly cease all activities that constitute the breach and provide Nektar with written confirmation that it has done so.  The Parties shall designate representatives to determine the amount of compensation due to Nektar for the breach of Section 2.5 by Daiichi Sankyo.  If the Parties agree on the amount of compensation due to Nektar, then Daiichi Sankyo shall pay such amount to Nektar within [***] of receipt by Daiichi Sankyo of an invoice from Nektar for such amount.  In the event that the Parties are unable to agree on the amount of compensation due to Nektar within [***] following the initiation of their discussions, then the amount shall be determined as outlined in Section 2.5(c) below.

(b)If Daiichi Sankyo disagrees that it has breached Section 2.5, then the dispute shall be independently determined by a third party expert with significant experience and expertise in the oncology market in [***] (the “Non-Compete Arbitrator”), with the selection of such Non-Compete Arbitrator to be mutually agreed by the Parties in good faith and the costs of such arbitration to be [***].  Each of the Parties shall submit its position on the breach

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outlined in the Nektar notice to the Non-Compete Arbitrator within [***] after the Non-Compete Arbitrator is appointed, and the Non-Compete Arbitrator shall issue a determination as to whether Daiichi Sankyo has breached Section 2.5 within [***] of the last submission of the Parties.  The decision of the Non-Compete Arbitrator shall be binding on both Parties, and shall be final, unappealable and subject to enforcement by any court of competent jurisdiction.

(c)In the event that the Non-Compete Arbitrator decides in Nektar’s favor, then Daiichi Sankyo shall promptly cease all activities that constitute the breach and provide Nektar with written confirmation that it has done so, and the Parties shall designate representatives to determine the amount of compensation due to Nektar for the breach of Section 2.5 by Daiichi Sankyo.  In the event that the Parties are unable to agree on the amount of compensation due to Nektar within [***] following the decision of the Non-Compete Arbitrator on the question of breach, then the amount of compensation due to Nektar shall also be independently determined by the Non-Compete Arbitrator.  By a date set by the Non-Compete Arbitrator, each of the Parties shall submit its estimate of the compensation due to Nektar, and the Non-Compete Arbitrator shall issue a determination within [***] of the last submission of the Parties selecting the estimate submitted by the Party which is closest to the Non-Compete Arbitrator’s independent estimate of the compensation due to Nektar.  The Party’s estimate selected by the Non-Compete Arbitrator shall be binding on both Parties for the determination of the amount to be paid by Daiichi Sankyo to Nektar in compensation for the breach of Section 2.5 by Daiichi Sankyo, shall be paid by Daiichi Sankyo within [***] of receipt by Daiichi Sankyo of an invoice from Nektar for such amount, and shall be final, unappealable and subject to enforcement by any court of competent jurisdiction.

(d)The rights set forth in Section 2.5(a), Section 2.5(b) and Section 2.5(c) shall be Nektar’s sole and exclusive remedy for a breach of Section 2.5.  For clarity, (i) Nektar shall not have any right to seek a remedy (including to seek termination of this Agreement) under Section 16.2(a); and Section 19.9(b) shall not apply in respect of any breach of Section 2.5 or otherwise with respect to Section 2.5.

2.6No Implied Licenses.  Except as specifically set forth in this Agreement, neither Party shall acquire any license or other right or interest, by implication or otherwise, in any Intellectual Property Rights of the other Party or any of its Affiliates.

2.7Territory/Outside the Territory.

(a)Ex-Territory Sales. To the extent permitted by Applicable Laws, Daiichi Sankyo will not, and will cause its Affiliates and Sublicensees not to, actively sell the Licensed Product outside the Territory.  For greater certainty, Daiichi Sankyo shall not be in breach of this Agreement only by reason that an end-user purchases a Licensed Product in the Territory and uses it outside the Territory.

(b)Territory Sales. To the extent permitted by Applicable Laws, Nektar will not, and shall require its licensees Commercializing the Licensed Product outside the Territory  not to, actively sell the Licensed Product in the Territory.  For greater certainty, Nektar shall not

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be in breach of this Agreement only by reason that an end-user purchases a Licensed Product outside the Territory and uses it in the Territory.

(c)Interpretation.  For purposes of this Section 2.7, “actively sell” shall be interpreted in accordance with European Commission Regulation (EU) No 330/2010 and the Commission Notice entitled “Guidelines on Vertical Restraints,” as the same may be amended from time to time.

3.Governance.

3.1JSC Formation and Responsibilities.  Within [***] following the Effective Date, the Parties will establish a joint steering committee (the “JSC”), to oversee, review, and coordinate the Development of the Licensed Product for the Territory and Manufacturing (and related supply chain matters) of the Licensed Product for the Territory.  Specifically, the JSC shall:

(a)review and approve the Development activities to be conducted by the Parties hereunder, including (i) reviewing and approving any Clinical Study conducted in support of receiving the Conditional Marketing Authorization, Final Marketing Authorization, or any other Health Registration Approval for the Licensed Product in the Territory; and (ii) reviewing and approving any Development Plans;

(b)review and approve the regulatory activities to be conducted by the Parties hereunder and regulatory strategies with respect to the Development of the Licensed Product in the Territory, including (i) the preparation and submission of the Conditional MAA seeking Conditional Marketing Authorization and any supplements or renewals thereof, including whether to pursue the Narrow Labeled Indication or the Broad Labeled Indication; (ii) the preparation and submission of the MAA seeking Final Marketing Authorization, including whether to pursue the Narrow Labeled Indication or the Broad Labeled Indication; and (iii) the preparation and submission of any other MAA seeking Health Registration Approval for the Licensed Product in the Territory;

(c)serve as a forum for the Parties to exchange information with respect to the progress of the Development and Manufacturing of the Licensed Product in the Territory;

(d)serve as a forum for the Parties to exchange information provided under Article 5 with respect to the progress of the Commercialization of the Licensed Product in the Territory;

(e)make such other decisions as may be delegated to the JSC pursuant to this Agreement or by written agreement of the Parties; and

(f)establish other working groups to implement the foregoing responsibilities, which working groups shall have such responsibilities, and be comprised of such number of representatives from each of the Parties with such expertise and seniority, as the JSC may direct from time to time, supervising and directing the activities of such working groups and reviewing reports and recommendations from such working groups.  Promptly following the

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Effective Date, the JSC will establish working groups with responsibility for each of the following areas: Development (industry regulatory matters), publication, and Manufacturing (including supply chain and regulatory matters).

3.2Membership.  Each Party shall, within [***] after the Effective Date, designate [***] to serve as their initial members of the JSC, each with the requisite experience and seniority in the Development and Manufacture of pharmaceutical products in the Territory to make decisions on behalf of the Parties with respect to issues falling within the jurisdiction of the JSC.  Each Party shall have the right at any time to substitute qualified individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JSC, by giving written notice to the other Party.  Each Party may invite non-voting representatives to attend JSC meetings; provided that such Party provides advance notice to the other Party of such attendance and such non-voting representatives are bound by confidentiality and non-use obligations no less restrictive than those set forth in this Agreement.

3.3Meetings and Quorum.  The JSC shall have the right to adopt such standing rules as shall be necessary for its work to the extent that such rules are not inconsistent with this Agreement.  A quorum of the JSC shall exist whenever there is present at a meeting at least [***] appointed by each Party.  The JSC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with, subject to the final decision-making authority of the JSC as set forth in Section 3.4, each Party collectively having a single vote irrespective of the number of representatives of such Party in attendance or by a written resolution signed by at least [***] appointed by each Party.

(a)Timing and Attendance at Meetings.  The JSC shall establish a schedule of times for regular meetings.  The JSC shall meet at least [***] or as more or less often as otherwise agreed to by the Parties.  In addition, either Party may call a meeting of the JSC upon reasonable notice to the other Party where such meeting is reasonably necessary to fulfill the JSC’s responsibilities under this Agreement.  The location of JSC meetings, when in person, shall alternate between the offices of Nektar and Daiichi Sankyo, unless otherwise agreed to by the Parties.  Members of the JSC may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants (with any written presentations by either Party provided by electronic means in advance of or simultaneously with such meeting to the participants of the other Party).  Representation by proxy shall also be allowed.

(b)Chairs.  The JSC shall have [***], with each Party electing [***].  [***] of the [***] shall have any greater authority than any other representative to the JSC.

(c)Minutes.  The JSC shall keep minutes of its meetings that record in reasonable detail all decisions and all actions recommended or taken.  Drafts of the minutes shall be prepared and circulated to JSC members promptly after the meeting, and the Parties’ chairs shall alternate responsibility for the preparation and circulation of the draft minutes.  The minutes shall be deemed approved upon the approval of such minutes by the co-chairs.  Upon approval, final minutes shall be circulated to the members of the JSC by the co-chairs.

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(d)Expenses.  Each Party shall bear all costs of its representatives on the JSC related to their participation on the JSC and attendance at JSC meetings.

3.4Decision-Making and Dispute Resolution.  The members of the JSC shall use reasonable efforts to reach agreement on all matters.  If, despite such efforts, agreement on a particular matter cannot be reached by the JSC within [***] after the JSC first considers such matter, the matter in dispute shall be referred to the Executives who shall confer within [***] after such matter was first referred to them to attempt to resolve the matter in dispute by good faith negotiations.  If such dispute is not resolved by the Executives following good faith negotiations within [***] after the Executives first confer on such matter, then Nektar shall have the right to make the final decision with regard to all disputed matters falling within the decision-making authority of the JSC; it being understood that all matters related solely to the Commercialization of the Licensed Product in the Territory are outside the decision-making authority of the JSC.  For the avoidance of doubt, JSC involvement in the preparation and submission of the MAA seeking Final Marketing Authorization, including whether to pursue the Narrow Labeled Indication or the Broad Labeled Indication, and any decisions made under this Section 3 in connection therewith shall be without prejudice to Daiichi Sankyo’s rights under Sections 7.2(b) or 16.2(c).

3.5Limitations on Authority.  Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.  Notwithstanding the foregoing or anything else to the contrary, the JSC shall not have the power to (a) amend, modify or waive compliance with this Agreement or any Ancillary Agreement; (b) cause a Party to take on additional obligations, including financial obligations, over such Party’s objections; (c) determine that either Party has fulfilled any obligation under this Agreement or that either Party has breached any obligation under this Agreement or make any other determination with respect to a Legal Matter; or (d) to expand the scope of its authority or determine any issue before the JSC in a manner that would conflict with the express terms of this Agreement.

4.Development.

4.1BCBM Trial.  Nektar shall, at its own expense, use Commercially Reasonable Efforts to conduct the BCBM Trial with the Licensed Product for the Primary Indication in accordance with the BCBM Trial Protocol in effect as of the Effective Date, and in a good scientific manner and in compliance with Applicable Law.  Notwithstanding the foregoing, the JSC will have the right to modify the BCBM Trial Protocol from time to time as reasonably necessary based on, among other concerns, interactions with Health Authorities, feedback from sites participating in the BCBM Trial Protocol, as well as any study feasibility, safety, regulatory, and commercial considerations.  Nektar shall keep Daiichi Sankyo reasonably and promptly apprised of its activities in respect of the BCBM Trial through Daiichi Sankyo’s representatives on the JSC. Notwithstanding anything to the contrary in this Agreement, and excluding the BCBM Trial, Nektar shall not have any obligation to undertake or support any other Development of the Licensed Product in any field, for any use or in any jurisdiction.

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4.2Development by Daiichi Sankyo.  If Daiichi Sankyo desires to conduct additional Development of the Licensed Product for the Primary Indication or any New Indication in the Territory, Daiichi Sankyo shall provide Nektar with written notice of such interest and a written plan with respect to the activities to be undertaken by Daiichi Sankyo in connection with such proposed Development activities (the “Development Plan”).  No Clinical Study or any other Development activity in respect of a Licensed Product shall be conducted by or on behalf of Daiichi Sankyo without the prior written approval of Nektar, such approval not to be unreasonably withheld (which approval, for the avoidance of doubt, may not, except as provided under Section 4.5, be conditioned on the imposition of additional payments that would be due to Nektar).  Daiichi Sankyo will, at its own expense, conduct any such Development in accordance with the applicable Development Plan in a good scientific manner and in compliance with Applicable Law.  Notwithstanding anything to the contrary in this Agreement, Daiichi Sankyo shall not have any obligation to undertake or support any Development of the Licensed Product in any field, for any use or in any jurisdiction. At Nektar’s option, Nektar and its licensees outside the Territory shall have the right to use Information generated by Daiichi Sankyo in the course of executing any Development Plan hereunder for any legal purpose provided there is a mutual agreement in writing of the Parties on appropriate cost sharing, such agreement to be entered into at the time the Nektar consent to the Development by Daiichi Sankyo is granted, or at any later time as mutually agreed by the Parties.  If the Parties are not able to agree on such cost sharing, then other than with respect to Safety-Related Information, Nektar and its licensees outside the Territory shall have no right to use such Daiichi Sankyo Information.  Nektar and its licensees outside the Territory may, at no cost and without making any payments to Daiichi Sankyo, use any and all Safety-Related Information generated by Daiichi Sankyo in submissions for Health Registration Approval and in other Regulatory Documentation and in filings with Health Authorities, in each case outside the Territory in connection with the Licensed Product.

4.3Development Reporting.  Each Party shall keep the other Party reasonably and [***] apprised of its planned as well as undertaken Development activities under Section 4.1 and 4.2 (as well as through Nektar’s reservation of rights under Section 2.2 in respect of any New NKTR-102 Data and Development activities giving rise to such data) respectively, through its representatives on the JSC, and will provide such additional information, including copies of Regulatory Documentation, and reports as reasonably requested by a JSC member to enable the JSC to assess progress with respect to such Development activities.  Each Party shall provide (a) an update to the JSC at each JSC meeting regarding all such Development efforts since the last meeting, and describing the results of such activities and progress of such Development, and strategy and plans for the Development efforts for the following year; and (b) an [***] written report (using a format specified by the JSC) on such Development activities, including a detailed summary of the applicable Development activities planned to be conducted in the next [***].

4.4Records of Development Activities.  Each Party shall maintain, and shall cause its Affiliates and sublicensees to maintain, complete and accurate records of all Development activities under this Agreement in such detail as typically recorded by such Party for its own similar products, and which shall be retained by such Party for at least [***] after the termination of this Agreement, or for such longer period as may be required by Applicable Law.

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4.5New NKTR-102 Data.  Other than with respect to Safety-Related Information, Daiichi Sankyo shall have no rights to, and Nektar shall have no obligation to grant to Daiichi Sankyo, for use in a submission for Health Registration Approval, any New NKTR-102 Data generated from such Development without Nektar’s prior written consent, which consent is expressly conditioned upon mutual agreement of the Parties on appropriate cost sharing and other business terms with respect to Clinical Studies or other Development activities giving rise to such New NKTR-102 Data.  Daiichi Sankyo may, at no additional cost and without making any additional payments to Nektar, use any and all Safety-Related Information of Nektar in submissions for Health Registration Approval and in other Regulatory Documentation and in filings with Health Authorities, in each case in connection with the Licensed Product for the Approved Indications.

4.6Post MA Approval Obligations Imposed by Health Authorities.  Until the receipt of Final Marketing Authorization in the EMA Territory, subject to Nektar’s right to terminate this Agreement pursuant to Section 16.2(g), Nektar shall be solely responsible for undertaking, at its cost and expense, all post-approval commitments and obligations imposed by the Health Authority in the EMA Territory with respect to the Licensed Product under the Conditional Marketing Authorization.  If the Swiss Health Authority grants Conditional Marketing Authorization for the Licensed Product, then until the receipt of final marketing authorization in Switzerland, subject to Nektar’s right to terminate this Agreement pursuant to Section 16.2(g), Nektar shall be solely responsible for undertaking, at its cost and expense, all post-approval commitments and obligations imposed by the Health Authority in Switzerland with respect to the Licensed Product under the Conditional Marketing Authorization. If the Turkish Health Authority grants Conditional Marketing Authorization for the Licensed Product, then until the receipt of final marketing authorization in Turkey, Daiichi Sankyo shall be solely responsible for undertaking, at its cost and expense, all post-approval commitments and obligations imposed by the Health Authority in Turkey with respect to the Licensed Product under the Conditional Marketing Authorization. From and after the receipt of each of the Final Marketing Authorization in a country in the Territory Daiichi Sankyo shall be solely responsible for undertaking, at its cost and expense, all post-approval commitments and obligations imposed by the applicable Health Authorities with respect to the Licensed Product in such country in the Territory.

5.Commercialization.

5.1Allocation of Responsibilities.  Subject to the terms and conditions of this Agreement or any Ancillary Agreement, Daiichi Sankyo shall have the sole right and responsibility, at its sole expense, to Commercialize the Licensed Product for the Primary Indication in the Territory.

5.2Primary Indication.  Within [***] of the Effective Date, Daiichi Sankyo shall deliver to Nektar an initial written plan setting forth a summary of the anticipated activities to be undertaken by Daiichi Sankyo in connection with the Commercialization of the Licensed Product (the “Commercialization Plan”) for the Primary Indication in the Territory, excluding any information relating to pricing or reimbursement submissions (including Pricing Approvals).  The Commercialization Plan shall include an outline of the Commercialization activities for the

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Licensed Product for the Primary Indication in the Territory, including (a) [***], (b) [***], (c) [***], (d) [***] (e) [***].  Thereafter, and no later than [***], Daiichi Sankyo will update the Commercialization Plan on an [***] basis, including any changes required to take into account ongoing Development activities, including the BCBM Trial.

5.3New Indications.  Subject to the terms and conditions of this Agreement, including Article 4 or any Ancillary Agreement, Daiichi Sankyo shall have the sole right and responsibility, at its sole expense, to Commercialize the Licensed Product for any New Indication that has been approved for Development as an Agreed Indication for Commercialization in the Territory pursuant to the terms of this Agreement, and will provide Nektar with an updated Commercialization Plan reflecting the Commercialization activities within the Territory with respect to Commercialization of the Licensed Product for such New Indication.

5.4Commercialization Diligence.  Daiichi Sankyo shall use Commercially Reasonable Efforts, at its own cost and expense, to promote, market, sell and otherwise Commercialize the Licensed Product in such countries in the Territory where the relevant factors to such Commercially Reasonable Efforts sufficiently support doing so.

5.5Commercialization Reporting.  Commencing as of the [***] and continuing thereafter during the Term, Daiichi Sankyo shall provide Nektar with (a) an update at each [***] JSC meeting with respect to Daiichi Sankyo’s Commercialization-related activities related to the Licensed Product in the Territory; and (b) an [***] summary written report on the Commercialization activities undertaken by Daiichi Sankyo with respect to the Licensed Product in the Territory [***].

6.Regulatory Matters.

6.1Nektar Responsibilities for MAAs and MAs.

(a)EMA Territory.  Subject to the other provisions of this Article 6, including Section 6.2, Nektar shall have the sole right and responsibility, at its sole expense, to prepare and submit the applications for Conditional Marketing Authorization and Final Marketing Authorization, and make all other related submissions with the applicable Health Authority for the Licensed Product in the EMA Territory, as well as to conduct all correspondence and communications with such Health Authority regarding such matters.  Nektar will use Commercially Reasonable Efforts to prepare and submit in a timely manner, (i) the Conditional MA seeking Conditional Marketing Authorization for the Licensed Product in the EMA Territory, including all annual renewals thereto, until [***]; and (ii) if applicable, [***].  Nektar shall keep Daiichi Sankyo reasonably informed of the submissions for Conditional Marketing Authorization in the EMA Territory and Final Marketing Authorization, including any major supplements or amendments thereto and the progress of such submissions.  Nektar hereby designates Daiichi Sankyo to be its “local representative” in each jurisdiction in the Territory for purposes, amongst others, of seeking to obtain, and to hold and maintain Pricing Approvals for the Licensed Product.  Nektar shall reasonably cooperate with Daiichi Sankyo in connection therewith, including executing such documents as may be necessary to confirm its status as such

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local representative.  Daiichi Sankyo shall submit all necessary applications and documentation to seek to obtain, hold and maintain Pricing Approvals, and shall do so in the manner determined by Daiichi Sankyo.

(b)Switzerland.  Subject to the other provisions of this Article 6, including Section 6.2, Nektar shall have the sole right and responsibility, at its sole expense, to prepare and submit the applications for the Swiss MA, and make all other related submissions with Health Authorities, for the Swiss MA as well as to conduct all correspondence and communications with Health Authorities regarding all such matters.  Nektar will use Commercially Reasonable Efforts to prepare and submit in [***], such MAAs with the applicable Health Authority seeking the Swiss MA, including, if applicable, the MAA seeking Conditional Marketing Authorization; provided however, that Nektar will only be required to submit an MAA based on the data generated from the BCBM Trial and the information supplied to the EMA in connection with the Conditional Marketing Authorization or Final Marketing Authorization in the EMA Territory and Nektar shall not be obligated to conduct any Clinical Studies or other Development activities in support of any such MAA.  Nektar shall keep Daiichi Sankyo reasonably informed of the submissions of such MAAs for the Swiss MA, including any major supplements or amendments thereto and the progress of such submissions.

(c)[***].

(d)Transfer of Marketing Authorizations.  [***] of each of the Final Marketing Authorization and the Swiss MA, subject to the terms and conditions of this Agreement, Nektar shall transfer and assign to Daiichi Sankyo any and all right, title, and interest in and to such Final Marketing Authorization and the Swiss MA, and Nektar will [***] submit to the applicable Health Authorities a letter (with a copy to Daiichi Sankyo) or other communication required by the applicable Health Authorities, notifying such Health Authorities of each such transfer.

6.2Daiichi Sankyo Responsibilities for MAAs and MAs.

(a)EMA Territory and Switzerland.  Except as provided in Section 6.1 above and subject to the other provisions of this Article 6, Daiichi Sankyo shall have the sole right and responsibility, at its sole discretion and expense, to (i) prepare and submit the applications for any Health Registration Approval, and make all other related submissions with Health Authorities for the Licensed Product in the EMA Territory and Switzerland in connection with any additional Development activities undertaken pursuant to Article 4 [***], and (ii) maintain and renew all Health Registration Approvals for the Licensed Product for the Agreed Indications in the EMA Territory and Switzerland, including the Final Marketing Authorization and Swiss MA, as well as in the case of each of (i) and (ii) to conduct all correspondence and communications with Health Authorities regarding such matters.  Daiichi Sankyo shall use Commercially Reasonable Efforts to conduct its activities hereunder, and shall keep Nektar reasonably informed of any submissions hereunder, including any supplements or amendments thereto and the progress of all such submissions.  Without limiting the foregoing, in no event will Daiichi Sankyo allow any Health Registration Approval related to the Licensed Product in the

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EMA Territory or Switzerland to lapse, expire or otherwise terminate without Nektar’s prior written consent.

(b)Turkey.  Subject to the other provisions of this Article 6, Daiichi Sankyo shall have the sole right, at its sole discretion and expense, to (i) prepare and submit the applications for Health Registration Approval, including any such submissions with Health Authorities for the Licensed Product in Turkey in connection with the Primary Indication or any additional Development activities undertaken pursuant to Article 4, and (ii) maintain and renew all Health Registration Approvals for the Licensed Product for the Agreed Indications in Turkey, as well as in the case of each of (i) and (ii) to conduct all correspondence and communications with Health Authorities regarding all such matters.  Daiichi Sankyo will use Commercially Reasonable Efforts to prepare and submit in a timely manner such MAAs with the applicable Health Authority seeking Health Registration Approval for the Licensed Product for the Primary Indication in Turkey; provided however, that neither Nektar nor Daiichi Sankyo shall be obligated to conduct any Clinical Studies or other Development activities in support of any such MAA in Turkey.  Upon Daiichi Sankyo’s request, Nektar agrees to provide reasonable assistance to Daiichi Sankyo to obtain any required Health Registration Approvals for the Licensed Product for the Agreed Indications in Turkey.  Daiichi Sankyo shall keep Nektar reasonably informed of any submissions hereunder, including any supplements or amendments thereto and the progress of all such submissions.  Without limiting the foregoing, in no event will Daiichi Sankyo allow any Marketing Authorization related to the Licensed Product in Turkey to lapse, expire or otherwise terminate without Nektar’s prior written consent.

(c)Pricing Approvals.  Subject to the terms and conditions of this Agreement, Daiichi Sankyo shall have the sole right, at its sole expense, to, and shall [***] prepare and submit all necessary applications and documentation to seek to obtain, hold and maintain Pricing Approvals for the Licensed Product for the Agreed Indications in the Territory, as well as to conduct all correspondence and communications with Government Authorities regarding all such matters.  Nektar shall reasonably cooperate with Daiichi Sankyo in connection therewith, including executing such documents as may be necessary to confirm Daiichi Sankyo’s rights to prepare, submit, and obtain such Pricing Approvals for the Licensed Product for such Agreed Indications in the Territory.

6.3Right of Reference.  Daiichi Sankyo hereby grants Nektar and its Affiliates and sublicensees the right and license to access, cross-reference, file or incorporate by reference, any MA held by or on behalf of Daiichi Sankyo or its Affiliates or Sublicensees with respect to the Licensed Product in the Territory, including all data and other information included or referenced therein, to support submission to Health Authorities and other regulatory authorities outside the Territory.  Upon request, Daiichi Sankyo shall issue a letter of authorization or other documentation to allow Nektar to effectuate such right of access to such MAs.

6.4Opportunity to Comment on Regulatory Submissions.  Without limiting the foregoing, each Party shall, in connection with its obligations under this Article 6, provide the other Party with a reasonable opportunity to review and comment prior to submission upon (a) any regulatory communications with any Health Authority with respect to the Licensed Product in the Territory or with respect to Manufacturing globally (other than any such communications

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that are purely ministerial in nature), and (b) all regulatory filings and submissions, including Health Registration Approvals, but excluding Pricing Approvals, for a Licensed Product that are made to any Health Authority in the Territory.  Notwithstanding the foregoing: (i) Nektar shall be entitled to make the final determination with respect to the content of any communications, filings, submissions and/or applications (A) related to Manufacturing, and (B) related to the Final Marketing Authorization and the Swiss MA prior to the transfer date of the Final Marketing Authorization and the Swiss MA, respectively, following good faith consideration of any comments and suggestions that Daiichi Sankyo may have; and (ii) Daiichi Sankyo shall be entitled to make the final determination with respect to the content of any such communications, filings, submissions and/or applications for which Daiichi Sankyo is responsible for making under Section 6.2, following good faith consideration of any comments and suggestions that Nektar may have.  For the avoidance of doubt, Nektar shall not have a role in determining how Daiichi Sankyo will go about seeking, holding or maintaining the Pricing Approvals for the Licensed Product for the Agreed Indications in the Territory.

6.5Written Communications with Health Authorities.  Each Party shall promptly provide the other Party with copies of all material written or electronic communications received by it, its Affiliates or sublicensees from any Health Authorities within the Territory with respect to the Manufacture, Development or Commercialization of the Licensed Product in the Territory under this Agreement.  Such material communications shall be provided by a Party [***] but in any event within [***] of such receipt; provided that [***] as used in the foregoing, shall in addition to the days specified in the definition of [***] in Section 1.1, also provide for any additional days to take into account any applicable days on which national banks in the country in which the applicable Health Authority is located are generally permitted or required to be closed.

6.6Meetings with Health Authorities.  To the extent practicable, Nektar or Daiichi Sankyo, as the case may be, shall [***] provide the other Party with prior written or email notice of all meetings, conferences and discussions that are scheduled with any Health Authorities within the Territory regarding its activities with respect to the Licensed Product in the Territory under this Agreement within [***] after such Party or its Affiliate first receives notice of the scheduling of such meeting, conference or discussion (or within such shorter period as may be practicable and necessary in order to give the other Party a reasonable opportunity to attend such meeting, conference or discussion); provided that [***] as used in the foregoing, shall in addition to the days specified in the definition of [***] in Section 1.1, also provide for any additional days to take into account any applicable days on which national banks in the country in which the applicable Health Authority is located are generally permitted or required to be closed.  Each Party shall be entitled to have [***] of its representatives present at such meeting, conference or discussion, with the opportunity to participate (provided that a Party shall be entitled to have [***] of its representatives present if the applicable Health Authority limits the number of participants in a meeting).  Each Party shall in good faith take into account the schedules of the representatives of the other Party in scheduling any such meetings, conferences or discussions.  Nektar or Daiichi Sankyo, as the case may be, shall [***] forward to the other Party copies of all meeting minutes and summaries of all such meetings, conferences and discussions with such Health Authority.

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6.7Pharmacovigilance and Quality Agreements.  Within [***] following the Effective Date, the Parties shall negotiate in good faith and enter into a pharmacovigilance agreement and a quality agreement, as provided below.

(a) The pharmacovigilance agreement (“Pharmacovigilance Agreement”) shall be entered into on reasonable and customary terms and conditions with respect to the use of the Licensed Product in the Territory, and shall govern the Parties’ respective responsibilities with respect to reporting to the applicable Health Authorities any Adverse Events, complaints and other safety-related matters, with (i) Nektar responsible for such activities at its own cost outside the Territory at all times and in the Territory, until the receipt of the Conditional Marketing Authorization in the EMA Territory; and (ii) Daiichi Sankyo responsible for such activities at its own cost in the Territory, [***]. The foregoing allocation of responsibilities is subject to the following:  (A) [***], Daiichi Sankyo shall be responsible for investigating, creating records relating to, compiling safety-related reports (including Adverse Events), and preparing and transmitting to Nektar submissions intended for the Health Authority; (B) Nektar, as the holder of the Conditional Marketing Authorization, shall be responsible for submitting to the Health Authority safety-related reports and other submissions prepared by Daiichi Sankyo on Nektar’s behalf; (C) [***] Daiichi Sankyo, as the holder of the Final Marketing Authorization, shall be responsible for submitting safety-related reports and other submissions to the Health Authority; and (D) if the Swiss Health Authority grants conditional marketing authorization to Nektar for the Licensed Product, then (A) and (B) shall also be applicable for Switzerland while [***], and (C) shall be applicable to Switzerland [***].

(b) The quality agreement (“Quality Agreement”) shall be entered into on reasonable and customary terms and conditions with respect to the Licensed Product supplied to Daiichi Sankyo. The Quality Agreement will be based on Nektar’s existing quality agreement with Nektar’s drug product contract manufacturer for the Licensed Product.

7.Payments and Consideration.

7.1Initial License Fee.  In partial consideration of the licenses and other rights granted by Nektar to Daiichi Sankyo under this Agreement, Daiichi Sankyo shall pay Nektar, within [***] following the Effective Date, a payment of Twenty Million U.S. Dollars ($20,000,000).  Such payment shall be non-creditable, non-refundable (except as provided in Section 16.2(f)), and not subject to set-off.

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7.2Milestone Payments.

(a)Milestone Payment Amount.  In partial consideration of the licenses and other rights granted by Nektar to Daiichi Sankyo under this Agreement, and subject to Section (b) below, Daiichi Sankyo shall pay Nektar upon the first achievement of the applicable milestone event described in the table below; provided however, [***].  Each of the milestone payments hereunder is non-creditable, non-refundable and not subject to set-off.

	Milestone Event	Milestone Payment
1.	First Commercial Sale of the Licensed Product in the Territory following receipt of Conditional Marketing Authorization in the EMA Territory	$10,000,000
2.	First Commercial Sale of the Licensed Product in the Territory following receipt of Final Marketing Authorization	$25,000,000
3.	First time the aggregate Net Sales for the Licensed Product in the Territory equal or exceed Sixty Million Euros (€60,000,000) at any point during a given Calendar Year	$25,000,000

(b)Reduction to Milestone Payment Number Two (2).

(i)In the event that the Actual Labeled Indication is narrower than the Narrow Labeled Indication, within [***] following the date of Nektar’s receipt of the Final Marketing Authorization, representatives appointed by each of the Parties shall meet and determine the Actual Labeled Indication Population and the Narrow Labeled Indication Population.  In their determination of the number of patients in each such population, the Parties shall make each determination as of the date set forth in the definition of the population (i.e., the Actual Labeled Indication Population shall each be determined [***], and the Narrow Labeled Indication Population shall be determined [***].

(ii)In the event that the Parties mutually determine that the Actual Labeled Indication Population is lower than the Narrow Labeled Indication Population, then the amount of the milestone payment corresponding to milestone number two (2) above shall be multiplied by a fraction, the numerator of which shall be the Actual Labeled Indication Population and the denominator of which shall be the Narrow Labeled Indication Population.  In the event that the Parties are unable to agree on either of the Actual Labeled Indication Population or the Narrow Labeled Indication Population within [***] following the date of Nektar’s receipt of the Final Marketing Authorization, the population(s) on which the Parties are unable to agree shall be independently determined by a third party expert with significant experience and expertise in the oncology market in the Territory (the “Arbitrator”), with the selection of such Arbitrator to be mutually agreed by the Parties in good faith and [***].  Each of the Parties shall submit its estimate of the contested population(s) to the Arbitrator together with

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a written statement of the rationale for the estimate within [***] after the Arbitrator is appointed, and the Arbitrator shall issue a determination [***] of the last submission of the Parties selecting the estimate submitted by the Party which is closest to the Arbitrator’s independent estimate of the contested population(s).  The Party’s estimate selected by the Arbitrator shall be binding on both Parties for the determination of the amount to be paid for milestone number two (2), and shall be final, unappealable and subject to enforcement by any court of competent jurisdiction.

7.3Royalties.

(a)Royalty.  In partial consideration of the licenses and other rights granted by Nektar to Daiichi Sankyo under this Agreement, and in addition to the foregoing payments, Daiichi Sankyo shall pay Nektar a royalty at the rate described in the table below on Annual Net Sales of the Licensed Product in the Territory by Daiichi Sankyo, its Affiliates and Sublicensees.  All royalty payments under this Agreement are non-creditable, non-refundable and, except as provided in Section 7.4(f), not subject to set-off.  For the avoidance of doubt, royalties with respect to sales of Licensed Product shall be payable by Daiichi Sankyo to Nektar irrespective of whether such Licensed Product is for the Primary Indication or any other New Indication.

Applicable Territory	Royalty Rate on Annual Net Sales
EMA and Switzerland	20%
Turkey	15%

(b)Royalty Term.  Daiichi Sankyo’s obligation to pay royalties shall commence, on a country-by-country basis, on the date of First Commercial Sale of the Licensed Product in such country in the Territory, and shall expire, on a country-by-country basis, on the latest to occur of (i) the [***] anniversary of the First Commercial Sale of such Licensed Product in such country, or (ii) the expiration date in such country of the last to expire of any Licensed Patent that includes at least one Valid Claim Covering such Licensed Product, including the Manufacture, use or sale thereof in such country.

(c)Reduction of Royalty.  In the event that, at the time a Licensed Product is sold in a country in the Territory, there is no Valid Claim Covering such Licensed Product, including the Manufacture, use or sale thereof in such country, then for the purposes of calculating the royalties owed based on the sale of such Licensed Product under Section (a) at that time, the royalties that would otherwise be due and payable based on such sale shall be [***]; provided however, that if a Generic Product is being Commercialized in such country, then the royalties shall be [***].

(d)License Grants and Third Party Obligations.  In the event Daiichi Sankyo reasonably determines that Intellectual Property Rights owned or Controlled by a Third Party are required for Daiichi Sankyo to Commercialize a Licensed Product in the Territory for which Daiichi Sankyo has exercised its Development rights under Article 4, in each case in order not to infringe or misappropriate such Intellectual Property Rights, Daiichi Sankyo shall have the right, but not the obligation, to negotiate for and acquire such rights through a license or otherwise, but shall have no right to deduct from royalty payments due under this Section 7.3 or milestone

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payments due under Section 7.2, any of the amounts paid (including milestone payments, royalties or other license fees) by Daiichi Sankyo to such Third Party.  Upon Daiichi Sankyo’s request, Nektar agrees to cooperate with Daiichi Sankyo to acquire such rights.

7.4Payment Terms.

(a)Manner of Payment.  All payments due hereunder shall be remitted in United States Dollars by wire transfer to the Nektar Account.

(b)Milestone Payments. With respect to each of milestone numbers one (1), two (2) and three (3), Daiichi Sankyo shall [***], and in all events no later than [***] after such milestone is achieved, provide Nektar with written notice of the achievement of such milestone.  Nektar shall then submit an invoice to Daiichi Sankyo with respect to the corresponding milestone, provided that no such invoice shall be submitted prior to the Effective Date.  Daiichi Sankyo shall make the corresponding milestone payment within [***] after receipt of the invoice from Nektar.

For the avoidance of doubt, (x) each milestone payment shall be payable only on the first occurrence of the applicable milestone event; and (y) none of the milestone payments shall be payable more than once, regardless of with respect to which Agreed Indication such milestone event is achieved.

(c)Royalty Payments.  The royalties shall be calculated [***] as of the last day of [***] respectively, for the [***] ending on that date.  Daiichi Sankyo shall deliver a written report to Nektar within [***] after the end of each [***] that shows, with respect to each country in the Territory, the total sales volumes (total vials) and Net Sales (including calculation of the Net Sales in reasonable detail as outlined in the definition of “Net Sales” in Section 1.1) of the Licensed Product during such [***].  Following delivery of the written report, Nektar shall invoice Daiichi Sankyo for the royalties due, and Daiichi Sankyo shall make the corresponding royalty payment within [***] following receipt of the invoice.

(d)Currency Exchange.  For the purpose of computing the Net Sales of a Licensed Product sold in a currency other than U.S. Dollars or, solely with respect to determining achievement of milestone number three (3), Euros, such currency shall be converted from local currency to U.S. Dollars or Euros, as applicable, by Daiichi Sankyo in accordance with the rates of exchange for the relevant month for converting such other currency into U.S. Dollars or Euros as is quoted by the Bundesbank on the last day of the month for which such conversion is to be computed or other foreign conversion rate source to be mutually agreed upon by the Parties.

(e)Taxes.  The payments made by one Party to the other Party under this Agreement (including in the case of payments made to Nektar, the royalties and milestone payments hereunder) or the Supply Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Applicable Law.  The Parties agree to cooperate and produce on a timely basis any tax forms or reports reasonably requested by the other Party in connection with any Payment.  Each Party further agrees to provide reasonable cooperation to the other Party, at

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the other Party’s expense, in connection with any official or unofficial tax audit or contest relating to any Payment.  In addition, in the event any of the Payments made by a Party to the other Party in connection with this Agreement or the Supply Agreement become subject to withholding taxes under the Applicable Laws of any jurisdiction, the paying Party shall deduct and withhold the amount of such taxes for the account of the receiving Party to the extent required by Applicable Law, such Payment to receiving Party shall be reduced by the amount of taxes deducted and withheld, and the paying Party shall pay the amount of such taxes to the proper Government Authority in a timely manner and promptly transmit to the receiving Party an official tax certificate or other evidence of such tax obligations, together with proof of payment from the relevant Government Authority of all amounts deducted and withheld sufficient to enable the receiving Party to claim such payment of taxes.  Each Party shall provide the other Party with reasonable assistance to enable them to reduce or recover such taxes as permitted by Applicable Law.

(f)Set-off Rights.  In the event that Nektar, after receipt of written notice from Daiichi Sankyo, fails to perform any of its indemnity obligations under Section 12.2 of this Agreement and as a result of Nektar’s failure to perform Daiichi Sankyo is required to incur out-of-pocket costs in order to obtain the benefits it is entitled to under this Agreement, then if and to the extent Nektar fails to pay, reimburse, or credit Daiichi Sankyo for such out-of-pocket costs within [***] of a receipt of an invoice from Daiichi Sankyo, Daiichi Sankyo may, at its election, with notice to Nektar of its election but without demand, charge and set off such costs against amounts otherwise due from Daiichi Sankyo pursuant to Section 7.3, and Nektar hereby authorizes all such charges and set offs. If requested by Nektar in writing, prior to taking any such charge or set off, Daiichi Sankyo agrees to designate at least [***] to meet with a representative designated by Nektar at a mutually agreed time and place to attempt to resolve the amount and payment of Daiichi Sankyo’s out-of-pocket costs without the need for such charge or set off.

(g)Interest.  If Nektar does not receive payment of any sum due to it hereunder on or before the due date therefor, interest shall thereafter accrue at the rate of [***].

7.5Records Retention; Audit.

(a)For [***] following each [***] in which a Licensed Product is sold or a payment obligation of Daiichi Sankyo under this Agreement accrues, Daiichi Sankyo shall keep, or cause its Affiliates and Sublicensees to keep, complete and accurate records or books of account in accordance with IFRS, to confirm Daiichi Sankyo’s compliance with its financial obligations under this Agreement, including the correctness of any payment made or required to be made by or on behalf of Daiichi Sankyo, as applicable, and any report underlying such payment (or lack thereof), pursuant to the terms of this Agreement.

(b)Upon the written request of Nektar, Daiichi Sankyo shall permit an independent accounting firm of internationally recognized standing selected by Nektar and reasonably acceptable to Daiichi Sankyo to inspect during regular business hours and no more than [***] preceding the then-current Calendar Year, all or any part of Daiichi Sankyo’s and its Affiliates’ and Sublicensees’ records and books necessary to confirm Daiichi Sankyo’s

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compliance with its financial obligations under this Agreement, including the correctness of any payment made or required to be made by or on behalf of Daiichi Sankyo, as applicable, and any report underlying such payment (or lack thereof), pursuant to the terms of this Agreement.  Daiichi Sankyo shall, and shall cause its Affiliates and Sublicensees to, make their records available for inspection by the accounting firm during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the accounting firm.  The records shall be reviewed solely to verify the accuracy of any payment made or required to be made by or on behalf of Daiichi Sankyo, as applicable, and any report underlying such payment (or lack thereof), pursuant to the terms of this Agreement.

(c)Prior to commencing any such audit, the accounting firm shall execute an undertaking (or similar non-disclosure agreement) reasonably acceptable to Daiichi Sankyo by which the accounting firm agrees to keep confidential all information reviewed during the audit.  The accounting firm shall have the right to disclose to Nektar only its conclusions regarding any payments owed under this Agreement.  All information received and all information learned in the course of any audit or inspection by Nektar shall constitute the Confidential Information of Daiichi Sankyo for purposes of this Agreement.  Daiichi Sankyo shall have the right to request a further determination by such accounting firm as to matters which Daiichi Sankyo disputes within [***] following receipt of such report.  Daiichi Sankyo will provide Nektar and the accounting firm with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the accounting firm shall undertake to complete such further determination within [***] after the dispute notice is provided, which determination shall be limited to the disputed matters.

(d)Nektar shall pay for such inspections, as well as its expenses associated with enforcing its rights with respect to any payments hereunder.  If an underpayment of more than [***] of the total payments due hereunder for the applicable [***] is discovered, the fees and expenses charged of the accounting firm shall be paid by Daiichi Sankyo.

7.6No Guarantee.  Nektar and Daiichi Sankyo acknowledge and agree that (a) nothing in this Agreement shall be construed as representing an estimate or projection of anticipated sales of any Licensed Product, and that (b) the milestone events and Net Sales levels set forth in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the milestone payments and royalty obligations to Nektar in the event such milestone events or Net Sales levels are achieved.  Neither Party provides any representation, warranty or guarantee that (i) the Manufacture of the Licensed Product for the Agreed Indications will be successful, or even if successful that it will be commercially viable; (ii) Development of the Licensed Product will be successful; (iii) that Health Registration Approvals and Pricing Approvals for the Licensed Product will be obtained; or (iv) that any other particular results will be achieved with respect to Commercialization of the Licensed Product hereunder.

8.Manufacturing and Supply.

8.1Manufacturing Responsibility.  Nektar shall have the sole right and responsibility to Manufacture the Licensed Product for the Agreed Indications in the Territory, subject to the terms of the separate Supply Agreement, in order to supply Licensed Product to Daiichi Sankyo

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to fulfill all of Daiichi Sankyo’s requirements for the Licensed Product in the Territory.  Within [***] following the Effective Date, Daiichi Sankyo and Nektar shall negotiate in good faith the terms of an agreement which will provide for the exclusive supply by or on behalf of Nektar to Daiichi Sankyo of Manufactured Licensed Product for use in the Territory on reasonable and customary terms and conditions, including forecasting and ordering terms that are consistent with Nektar’s obligations to its third party Manufacturing contractors and subject to Section 8.2 (the “Supply Agreement”).  Nektar shall keep Daiichi Sankyo reasonably apprised of its Manufacturing activities through Daiichi Sankyo’s representatives on the JSC.  In addition, Nektar shall regularly and timely report to Daiichi Sankyo any material developments or discoveries relating to the Manufacture of the Licensed Product, including any material enhancements in the Manufacture of the Licensed Product, whether made by or on behalf of Nektar or otherwise of which Nektar becomes aware.

8.2Supply Agreement Provisions – Manufacturing.  With respect to the Manufacture of the Licensed Product, the Supply Agreement shall provide, inter alia, that: (a) Daiichi Sankyo shall reimburse Nektar for its fully burdened manufacturing costs in Manufacturing the Licensed Product for use in the Territory; (b) the price at which the Licensed Product will be sold to Daiichi Sankyo shall be adjusted [***] to reflect changes in Nektar’s fully burdened manufacturing cost without profit markup; (c) for purposes of establishing the supply price for Daiichi Sankyo, fully burdened manufacturing cost without profit markup shall (i) be determined per unit of Licensed Product in accordance with GAAP and consistent with the Manufacturing party’s internal accounting practices, consistently applied, for the Manufacture of the Licensed Product, and (ii) subject to audit by Daiichi Sankyo on terms substantially similar to those audit rights exercised by Nektar under Section 7.5 of this Agreement; (d) in the event of a shortage, and to the extent permitted under the agreements with Nektar’s third party Manufacturing contractors, allocating to the Territory [***] of Daiichi Sankyo’s requirements of the Licensed Product for the Territory before any allocation outside the Territory; (e) payment terms of [***] following delivery of the Licensed Product FCA Nektar’s designated third party Manufacturer (Incoterms 2010); (f) for Licensed Product to be Packaged by Daiichi Sankyo (if any), legal title and risk of loss will pass from Nektar to Daiichi Sankyo upon delivery of the Licensed Product to the common carrier at the facility of Nektar’s designated third party Manufacturer; (g) any necessary import of the Licensed Product to the EU to be undertaken by Nektar (including customs and analytics); (h) batch sizes shall be optimized to match with reasonably expected overall order volumes to allow for reasonable order frequencies and optimized shelf-life; and (i) reasonable safety stock requirements of [***] (at Nektar’s expense, which shall be included in Nektar’s fully burdened manufacturing costs).  [***]

8.3Supply Agreement Provisions – Packaging.  At the option of Daiichi Sankyo, the Supply Agreement shall also provide for Nektar to be responsible for the Packaging of the Licensed Product.  In the event that Daiichi Sankyo opts to have Nektar be responsible for Packaging of the Licensed Product, then the Supply Agreement shall provide, inter alia, that (a) in addition to the fully burdened manufacturing costs of Manufacturing the Licensed Product, Daiichi Sankyo shall also reimburse Nektar for its fully burdened manufacturing costs without profit markup of Packaging the Licensed Product; (b) the [***] adjustment to the price provided in Section 8.2 shall also include an adjustment to reflect changes in Nektar’s costs of Packaging the Licensed Product; (c) for purposes of establishing the supply price for Daiichi Sankyo for

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Packaged Product, fully burdened manufacturing cost shall (i) be determined per unit of Licensed Product in accordance with GAAP and consistent with the Packaging party’s internal accounting practices, consistently applied, for the Packaging of the Licensed Product, and (ii) subject to audit by Daiichi Sankyo on terms substantially similar to those audit rights exercised by Nektar under this Agreement; (d) payment terms of [***] following delivery of the Packaged Licensed Product FCA Nektar’s designated third party Packager (Incoterms 2010); (e) for Licensed Product to be Packaged by Nektar, legal title and risk of loss will pass from Nektar to Daiichi Sankyo upon delivery of the Licensed Product to the common carrier at the facility of Nektar’s designated third party Packager; (f) any necessary import of Packaged Licensed Product to the EU to be undertaken by Nektar (including customs and analytics); and (g) Packaging batch sizes shall be optimized to match with reasonably expected overall order volumes to allow for reasonable order frequencies and optimized shelf-life.  At the option of Daiichi Sankyo, the Supply Agreement shall also provide for the right for Daiichi Sankyo to transfer the responsibility for Packaging from Nektar to a third party Packager of Daiichi Sankyo’s choice or to Daiichi Sankyo or its Affiliate, on reasonable advance written notice to Nektar and reimbursement of Nektar’s costs occasioned by the transfer.  For the avoidance of doubt, Packaging for the purpose of Regulatory Documentation subject to Section 6.1 shall remain under the sole responsibility of Nektar.

9.Ownership of Intellectual Property.

9.1Disclosure.  Each Party shall promptly disclose in writing to the other Party, all Inventions arising from the joint or separate activities (including any Inventions first made, conceived or first reduced to practice as a result of such activities) of the Parties (including its employees, Affiliates, sublicensees and agents) under or in connection with this Agreement.

9.2Ownership of Inventions.  Except as otherwise set forth in Sections 9.2(a) or 9.2(b), all Inventions made solely by employees, Affiliates, sublicensees or agents of a Party under or in connection with this Agreement (each, a “Sole Invention”) shall be the exclusive property of such Party.  Except as otherwise set forth in Sections 9.2(a) or 9.2(b), if at least one employee, Affiliate, sublicensee or agent of each of Nektar and Daiichi Sankyo jointly develop any Invention under or in connection with this Agreement (each, a “Joint Invention”), Nektar and Daiichi Sankyo shall each own an undivided one-half (1/2) interest in and to such Joint Invention, and shall have the right to freely exploit and grant licenses under any such Joint Invention and any Patent claiming such Joint Invention without consent of or a duty of accounting to the other Party.  For the avoidance of doubt, the determination as to whether an Invention has been “solely” or “jointly” made shall be based upon whether employees, Affiliates, sublicensees and agents of a Party would be or are properly named as an inventor on a corresponding patent application under United States inventorship laws.

(a)Nektar Core Technology Inventions.  Any and all rights, title and interest in and to all Sole Inventions and Joint Inventions which fall within the scope of Nektar Core Technology shall belong solely to Nektar (“Nektar Core Technology Inventions”).  Daiichi Sankyo, on behalf of itself and its employees, Affiliates, Sublicensees and agents, hereby agrees to and hereby does, without additional consideration, transfer and assign to Nektar, all of its right, title and interest in and to such Nektar Core Technology Inventions and all intellectual

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property rights therein including enforcement rights, and shall cause its employees, Affiliates, Sublicensees and agents to so cooperate to vest rights, title and interest therein to Nektar.  Nektar shall be responsible, at its sole expense and discretion, and with the cooperation of Daiichi Sankyo, for the filing, prosecution and maintenance of foreign and domestic patent applications and patents covering such Nektar Core Technology Inventions.

(b)Daiichi Sankyo Core Technology Inventions.  Any and all rights, title and interest in and to all Sole Inventions and Joint Inventions which fall within the scope of Daiichi Sankyo Core Technology shall belong solely to Daiichi Sankyo (“Daiichi Sankyo Core Technology Inventions”).  Nektar, on behalf of itself and its employees, Affiliates, sublicensees and agents, hereby agrees to and hereby does, without additional consideration, assign to Daiichi Sankyo, all of its right, title and interest in and to any Daiichi Sankyo Core Technology Inventions and all intellectual property rights therein including enforcement rights, and shall cause its employees, Affiliates, sublicensees and agents to so cooperate to vest right, title and interest therein to Daiichi Sankyo.  Daiichi Sankyo shall be responsible, at its sole expense and discretion, and with the cooperation of Nektar if requested by Daiichi Sankyo, for the filing, prosecution and maintenance of foreign and domestic patent applications and patents covering such Daiichi Sankyo Core Technology Inventions.

9.3Assignments.  Each Party shall obtain from each of its Affiliates, sublicensees, employees and agents, and from the employees and agents of its Affiliates, sublicensees and agents, who are or will be involved in the Development of the Licensed Product for Commercialization in the Territory or who are otherwise participating in the Commercialization of the Licensed Product in the Territory or who otherwise have access to any Confidential Information of the other Party, rights to any and all Information that relates to a Licensed Product in the Territory, such that each Party shall, by virtue of this Agreement, receive from the other Party, without payments beyond those required by Article 7, the licenses, ownership and other rights granted to such Party by the other Party under the terms of this Agreement.

9.4Trademarks.  Subject to the limitations and restrictions by the relevant Health Authorities, Daiichi Sankyo will Commercialize the Licensed Product under the Nektar Marks in connection with the Commercialization of the Licensed Product in the Territory.  Should the Nektar Marks not be approved as the trade name in an MA (or otherwise by a competent Governmental Authority in the event the MA is silent with regard to the trade name), expire or become ineffective for any reason in the Territory, Daiichi Sankyo may use a different trademark from the Nektar Marks in the Territory, in which case the Parties will discuss in good faith and mutually agree upon what different Trademark should be used in connection with the Licensed Product in the Territory.  This Section 9.4 shall apply accordingly to the so decided different Trademark as the Nektar Marks.  The Licensed Product, including all labels (to the extent possible taking into account space considerations) and labeling (including package inserts), and all promotional materials will include, to the extent permitted by Applicable Law, the Nektar House Marks.  Nektar shall own all right, title and interest in and to the Nektar Marks and Nektar House Marks and shall retain the sole and exclusive control and responsibility for the registration, filing, maintenance, and enforcement of any Nektar Marks against any Trademark challenge, misappropriation, or infringement suit, including instituting or defending any claims or settling or otherwise resolving such challenge, misappropriation, or Infringement Suit in the

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Territory.  Daiichi Sankyo (a) shall adhere to any reasonable requests from Nektar relating to Daiichi Sankyo’s use of such Nektar Marks and Nektar House Marks, including those quality guidelines set forth on Exhibit D of this Agreement, and shall not at any time do or authorize to be done any act or thing that may impair the rights of Nektar therein; (b) shall not, except for the licenses granted herein, at any time claim any right or interest in or to such mark or the registrations or applications therefor; (c) shall, in each reference to and use of the Nektar Marks and Nektar House Marks in any marketing material related to the Licensed Product, identify Nektar as the owner of the Nektar Marks and Nektar House Marks; and (d) shall not register or use any Trademark confusingly similar to or identical with the Nektar Marks and Nektar House Marks.

10.Confidentiality and Non-Disclosure.

10.1Confidentiality Generally.  At all times during the Term of this Agreement and for a period of [***] following termination or expiration hereof, each Party (the “Receiving Party”) shall, and shall cause its officers, directors, employees, agents, Affiliates and sublicensees to, keep confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information provided to it by the other Party (the “Disclosing Party”), except to the extent such disclosure or use is otherwise expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement.

10.2Permitted Disclosures.  Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

(a)made in response to a valid order of a court of competent jurisdiction or other competent authority; provided however, that the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash any such order or obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or authority or, if disclosed, be used only for the purpose for which the order was issued; and provided further, that if such order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order;

(b)made by a Party or its respective Affiliates or sublicensees to a Health Authority as may be necessary or useful in connection with any filing, application or request for a Health Registration Approval as permitted under this Agreement or any Ancillary Agreement; provided however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

(c)made by a Party to a patent authority as may be necessary or useful for purposes of obtaining or enforcing a Patent (consistent with the terms and conditions of Article 13 through 15); provided however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available; or

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(d)otherwise required by law to be disclosed; provided however, that if either Party is required to disclose Confidential Information of the other Party, the Party required to make the disclosure shall (i) provide to the other Party reasonable advance notice of and an opportunity to comment on any such required disclosure, (ii) if requested by the other Party, seek confidential treatment with respect to any such disclosure to the extent available, and (iii) use good faith efforts to incorporate the comments of the other Party in any such disclosure or request for confidential treatment.

10.3Exclusions.  Notwithstanding the foregoing, Confidential Information shall not include any information that:

(a)is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party;

(b)can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s or its Affiliates’ possession prior to disclosure by the Disclosing Party;

(c)is subsequently received by the Receiving Party or its Affiliates from a Third Party or a sublicensee who is not bound by any obligation of confidentiality with respect to said information;

(d)is generally made available to Third Parties by the Disclosing Party without restriction on use or disclosure; or

(e)is independently developed by or for the Receiving Party or its Affiliates without reference to the Disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

10.4Confidentiality of Terms of Agreement.  The Parties both agree that the terms of the Agreement are the Confidential Information of each Party, and they each shall keep such terms confidential and not disclose the Agreement, except as otherwise provided herein.  Notwithstanding the foregoing, the Parties acknowledge and agree that either Party may be required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body to disclose this Agreement, or the terms hereof, in whole or in part, and in such case, such Party shall notify the other Party in writing and shall provide the other Party with at least [***] to request redactions thereof prior to making such filing or disclosure.  The Disclosing Party shall use reasonable efforts to seek confidential treatment of any such proposed

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redactions timely made, to the extent consistent with law, and use reasonable efforts to procure confidential treatment of such proposed redactions pursuant to any Applicable Law or the rules, regulations or guidelines promulgated thereunder, but provided that the foregoing shall not prevent the Party from making such public disclosures as it, on advice of counsel, must make to comply with Applicable Law.  Either Party may disclose the terms of this Agreement in confidence to (a) its directors, Affiliates and professional service providers, and (b) bona fide potential investors, merger partners or acquirers and their respective professional advisors, including, with respect to Nektar, its potential licensees of the Licensed Product outside the Territory, who, in each case ((a) and (b)) are subject to reasonable written confidentiality restrictions (or if applicable ethical obligations of confidentiality), which restrictions shall, inter alia, in the case of the Persons described in clause (b), limit the permitted use of the terms of this Agreement solely to evaluation and negotiation of the prospective transaction and for no other purpose.

10.5Use of Name.  Neither Party shall disclose or otherwise commercially use the Trademark of the other Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the other Party (which written consent shall not be unreasonably withheld or delayed), except for those disclosures for which consent has previously been obtained or as provided under Section 9.4 and 10.4 through 10.6.  The restrictions imposed by this Section 10.5 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by this Article 10.  Further, the restrictions imposed on each Party under this Section 10.5 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information contained in such communications remains subject to this Article 10.

10.6Press Release.  Except to the extent already disclosed in a press release or other public communication, no public announcement concerning this Agreement, its subject matter or the transactions described herein shall be made, either directly or indirectly, by Nektar or Daiichi Sankyo or their respective Affiliates, except as may be legally required by Applicable Laws, judicial order, or required by stock exchange or quotation system rule, without first obtaining the approval of the other Party and agreement upon the nature, text and timing of such announcement, which approval and agreement shall not be unreasonably withheld or delayed.  The Party desiring to make any such voluntary public announcement shall provide the other Party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow such other Party to comment upon such announcement, prior to public release.  In the case of press releases or other public communications legally required, or required by stock exchange or quotation system rule, to be made, the Party making such press release or public announcement shall provide to the other Party a copy of the proposed press release or public announcement in written or electronic form upon such advance notice as is practicable under the circumstances for the purpose of allowing the notified Party to review and comment upon such press release or public announcement.  Under such circumstances, the releasing Party shall not be obligated to delay making any such press release or public communication beyond the time when the same is required to be made in order to facilitate review and comment by the receiving Party.

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10.7Publication.

(a)Publishing Party.  Unless otherwise agreed to by the Parties, (i) Nektar will have the sole right to submit a publication or arrange a public presentation with respect to any Development of the Licensed Product conducted by or on behalf of Nektar under this Agreement, and (ii) Daiichi Sankyo will have the sole right to submit a publication or arrange a public presentation with respect to any Development of the Licensed Product conducted by or on behalf of Daiichi Sankyo under this Agreement.

(b)Review of Publications and Public Presentations.

(i)The JSC will establish a working group to coordinate publication and presentation strategy and to review all publications and presentations with respect to any Development of the Licensed Product submitted or arranged by or on behalf of Nektar or Daiichi Sankyo under this Agreement.  Such working group shall be comprised of such number of representatives from each of the Parties as the JSC may direct from time to time, supervising and directing the activities of such working group.  Neither Party shall be bound by any decisions or directives of such working group, and each Party, acting as a Publishing Party, shall have the right to exercise its rights in this Section 10.7(b) independent of any decisions or directives of such working group.

(ii)If the Publishing Party desires to submit a publication or arrange a public presentation that does not contain the Confidential Information of the other Party, the Publishing Party will deliver to the other Party a copy of the proposed written publication or presentation at least [***] prior to the initial submission for publication or presentation to any Third Party.  The Publishing Party agrees to give due consideration to any written comments made by the other Party on the proposed publication or presentation.

(iii)If the Publishing Party desires to submit a publication or arrange a public presentation that contains the Confidential Information of the other Party, the Publishing Party will deliver to the other Party a copy of the proposed written publication or presentation at least [***] prior to the initial submission for publication or presentation to any Third Party.  The reviewing Party will have the right (A) to propose modifications to the publication or presentation for patent reasons or trade secret reasons or to remove Confidential Information of the reviewing Party or its Affiliates or sublicensees, and the Publishing Party will remove all Confidential Information of the other Party if requested by the reviewing Party, and (B) to request a reasonable delay in publication or presentation in order to protect patentable information.  If the reviewing Party requests a delay, the Publishing Party will delay submission or presentation for a period of [***] (or such shorter period as may be mutually agreed by the Parties) to enable the non-publishing Party to file patent applications protecting such Party’s rights in such information.  Without limiting the foregoing, the Publishing Party agrees to give due consideration to any written comments made by the other Party on the proposed publication or presentation.

(iv)With respect to any proposed publications or disclosures by investigators or academic or non-profit collaborators, such materials will be subject to review

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under this Section 10.7 to the extent that the Publishing Party has the right and ability (after using Commercially Reasonable Efforts to obtain such right and ability) to do so.  Further, neither Party will submit or publish any article or other publication to or with any scientific journal or other publisher that requires, as a condition of publication, that the submitting Party agree to make available to the publisher or Third Parties any materials which are the subject of the publication.

11.Representations, Warranties and Covenants.

11.1Mutual Representations and Warranties.  Each Party represents and warrants to the other Party as of the Effective Date that:

(a)it has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)it has full legal power to extend the rights and licenses granted to the other Party under this Agreement;

(c)it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement;

(d)it will conduct its activities under this Agreement in compliance with Applicable Laws; and

(e)neither it nor its Affiliates (i) has been debarred or is subject to debarment proceedings; or (ii) will use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Applicable Law, or who is the subject of a conviction thereof.  Each Party agrees to inform the other Party in writing immediately if it or any Person who is performing services hereunder is debarred under Applicable Law or is the subject of a conviction thereof, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party’s or its Affiliates’ knowledge, is threatened, relating to the debarment or conviction of such Party or any Person performing services hereunder.

11.2Representations and Warranties of Nektar.  Nektar represents and warrants to Daiichi Sankyo as of the Effective Date as follows:

(a)Nektar is the sole and exclusive owner of all of the Licensed Patents and Licensed Know-How in the Territory, and Nektar is entitled to grant the licenses specified in Section 2.1 free and clear of all liens, claims, security interests or other encumbrances of any kind (including prior license grants) that would interfere, or the exercise of which would interfere, with Daiichi Sankyo’s exercise of the licenses or rights granted hereunder;

(b)to the knowledge of Nektar, the Licensed Product Patents listed on Exhibit A represent all Patents Controlled by Nektar or its Affiliates that are particularly related to the Licensed Product in the Territory as of the Effective Date (with the understanding that there are

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other claims within the Licensed Patents that may cover NKTR-102 or aspects thereof, e.g., cover Manufacturing aspects of NKTR-102);

(c)to the knowledge of Nektar, (i) the issued patents in the Licensed Patents are valid and enforceable, and (ii) there are no claims, challenges, oppositions, interferences or other proceedings pending or threatened with regard to any patent applications existing as of the Effective Date within the Licensed Product Patents;

(d)there are no judgments or settlements against Nektar or any of its Affiliates, or amounts owed by Nektar or any of its Affiliates with respect thereto, relating to the Licensed Product Patents;

(e)[***], Nektar has not received written notice alleging the Development, Manufacturing or Commercialization of the Licensed Product for the Primary Indication in the Territory violates, misappropriates or infringes any Patent or other Intellectual Property Right of any Third Party;

(f)[***], Nektar has obtained (i) from all individuals who are listed as inventors in the Licensed Patents effective assignments of all ownership rights of such individuals in such Licensed Patents and (ii) ownership interests in the Licensed Know-How sufficient for Daiichi Sankyo to Commercialize a Licensed Product in the Territory for which Daiichi Sankyo has exercised its Development rights under Article 4, and in the case of each of (i) and (ii), either pursuant to written agreement or by operation of law;

(g)all application, registration, maintenance and renewal fees in respect of the Licensed Patents in the Territory as of the Effective Date have been paid and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining such Licensed Patents;

(h)the Licensed Patents and Licensed Know-How comprise all of the Patents, Know-How and other Intellectual Property Rights used by Nektar, its Affiliates, consultants and contractors in the Development and Manufacture of the Licensed Product in the Territory prior to the Effective Date;

(i)Nektar has not committed any act, or omitted to commit any act, that may cause the Licensed Patents to expire prematurely or be declared invalid or unenforceable;

(j)Nektar has not initiated or been involved in any proceedings or Claims in which it alleges that any Third Party is or was infringing or misappropriating any Nektar Intellectual Property Rights licensed to Daiichi Sankyo under Section 2.1 in the Territory, nor have any such proceedings been threatened by Nektar, nor does Nektar know of any valid basis for any such proceedings;

(k)to the knowledge of Nektar, no officer or employee of Nektar is subject to any agreement with any other Third Party which requires such officer or employee to assign any interest in any Nektar Intellectual Property Rights relating to the Licensed Product or the Licensed Patents or Licensed Know-How in the Territory to any Third Party; and

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(l)Nektar has not granted any right to any Third Party or Government Authority which would conflict with the rights granted to Daiichi Sankyo hereunder.

11.3Compliance with Laws.

(a)Export Laws.  Notwithstanding anything to the contrary contained herein, all obligations of Nektar and Daiichi Sankyo are subject to compliance with export and import regulations and such other Applicable Laws in effect in such jurisdictions or any other relevant country as may be applicable, and to obtaining all necessary approvals required by the applicable Government Authority of any relevant countries.  Nektar and Daiichi Sankyo shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

(b)Securities Laws.  Each of the Parties acknowledges that it is aware that the securities laws of the United States and other countries prohibit any Person who has material non-public information about a publicly listed company from purchasing or selling securities of such company or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.  Each Party agrees to comply with such securities laws and make its Affiliates, licensees, sublicensees, distributors, employees, contractors and agents aware of the existence of such securities laws and their need to comply with such laws.

(c)Anti-Bribery and Anti-Corruption Compliance.

(i)Each Party agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, distributors, consultants and subcontractors hired in connection with the subject matter of this Agreement (together with such Party, the “Representatives”) that for the performance of its obligations hereunder:

(A)The Representatives shall not directly or indirectly pay, offer or promise to pay, authorize the payment of any money or give, offer or promise to give, or authorize the giving of anything else of value, to: (a) any Government Authority official in order to influence official action; (b) any individual or entity (whether or not a Government Authority official) (1) to influence such individual or entity to act in breach of a duty of good faith, impartiality or trust (as used in this subsection, “acting improperly”), (2) to reward such individual or entity for acting improperly or (3) where such individual or entity would be acting improperly by receiving the money or other thing of value; (c) any individual or entity (whether or not a Government Authority official) while knowing or having reason to know that all or any portion of the money or other thing of value will be paid, offered, promised or given to, or will otherwise benefit, a Government Authority official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement; or (d) any individual or entity (whether or not a Government Authority official) to reward that individual or entity for acting improperly or to induce that individual or entity to act improperly.

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(B)The Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

(ii)The Representatives shall comply with the Anti-Corruption Laws and shall not take any action that will, or would reasonably be expected to, cause either Party or their respective Affiliates to be in violation of the Anti-Corruption Laws.

(iii)Each Party, on behalf of itself and its other Representatives, represents and warrants to the other Party that to the best of such Party’s and its Affiliates’ knowledge, no Representative that will participate or support its performance of its obligations hereunder has, directly or indirectly, (1) paid, offered or promised to pay or authorized the payment of any money, (2) given, offered or promised to give or authorized the giving of anything else of value or (3) solicited, received or agreed to accept any payment of money or anything else of value, in each case ((1), (2) and (3)), in violation of the Anti-Corruption Laws during the three (3) years preceding the Effective Date.

(iv)Each Party shall [***] provide the other Party with written notice of the following events: (1) upon becoming aware of any breach or violation by such Party or its Representative of any representation, warranty or undertaking set forth in Sections 11.3(c)(i) through 11.3(c)(iii); or (2) upon receiving a formal notification that it is the target of a formal investigation by a Government Authority for a material Anti-Corruption Law violation or upon receipt of information from any of the Representatives connected with this Agreement that any of them is the target of a formal investigation by a Government Authority for a material Anti-Corruption Law violation.

(v)On the occurrence of any of the following events: (1) a Party becomes aware that the other Party (or any other Representative) is in breach or violation of any representation, warranty or undertaking in Sections 11.3(c)(i) and 11.3(c)(i) or of the Anti-Corruption Laws; or (2) notification is received under Section 11.3(c)(iv) relating to any suspected or actual material Anti-Corruption Law violation by a Party or its Representative, in either case ((1) or (2)), the other Party shall have the right, in addition to any other rights or remedies under this Agreement or to which such other Party may be entitled in law or equity, to (x) take such steps as are reasonably necessary in order to avoid a potential violation or continuing violation by such other Party or any of its Affiliates of the Anti-Corruption Laws, including by requiring that the Party agrees to such additional measures, representations, warranties, undertakings and other provisions as such other Party believes in good faith are reasonably necessary and (y) terminate any or all of the activities conducted by the Party pursuant to this Agreement or this Agreement in its entirety, [***] in the event that a Party reasonably concludes that there is no provision of this Agreement available that would enable such Party or its Affiliates to avoid a potential violation or continuing violation of applicable Anti-Corruption Laws.

(vi)Each Party shall be responsible for any breach of any representation, warranty or undertaking in this Section 11.3(c) or of the Anti-Corruption Laws by any of its Representatives.

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(d)No Liens; Title.  In addition to the covenants made by Nektar elsewhere in this Agreement, Nektar hereby covenants to Daiichi Sankyo that, from the Effective Date until expiration or termination of this Agreement:

(i)it shall not, and shall cause its Affiliates not to, incur or permit to exist, with respect to any Licensed Patents or Licensed Know-How in the Territory, any lien, encumbrance, charge, security interest, mortgage, liability, assignment, grant of license or other binding obligation that is or would be inconsistent with the licenses and other rights granted to Daiichi Sankyo under this Agreement; and

(ii)where Nektar’s or its Affiliates’ ownership of all right, title and interest to any of the Licensed Patents is based upon or depends on a sequence of historical transfers of title to any such Licensed Patents (e.g. chain of title to the applicable Licensed Patent) being free from defects, if at any time during the Term there is a potential defect with the validity or effectiveness in such transfers or other defect in such chain of title, then Nektar and its Affiliates shall, at their expense, use Commercially Reasonable Efforts to make any corrections and clarifications, including preparing any necessary Third Party signatures and consents, as may be necessary, and filing such documents with the applicable Government Authority, to correct such defect in chain of title.

11.4DISCLAIMER OF WARRANTY.  EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 11.1, 11.2, AND 11.3, NEITHER DAIICHI SANKYO NOR NEKTAR MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS, THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR THE SUCCESSFUL EXPLOITATION OF ANY LICENSED PRODUCT OR THAT ANY PARTICULAR RESULTS WILL BE ACHIEVED IN CONNECTION WITH ACTIVITIES IN RESPECT THEREOF.

12.Indemnity.

12.1Indemnification by Daiichi Sankyo.  Subject to the other provisions of this Article 12, Daiichi Sankyo shall defend Nektar, its Affiliates and its licensees and each of their respective officers, directors, agents, representatives and employees (collectively, “Nektar Parties”) from and against all charges, allegations, civil, criminal or administrative claims, demands, complaints, causes of action, proceedings or investigations of a Third Party (collectively, “Third Party Claims”), and indemnify and hold harmless such Nektar Parties from and against any and all Losses that result from any such Third Party Claims, where and to the extent that such Third Party Claims are made or brought against any Nektar Party by or on behalf of a Third Party, and solely to the extent such Third Party Claim is based on, or arises out of: (a) Daiichi Sankyo’s, its Affiliates’ or any of their respective Sublicensees’, distributors’,

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subcontractors’ or other agents’ activities in connection with (i) Development of the Licensed Product under this Agreement by or on behalf of Daiichi Sankyo; and (ii) Commercialization of the Licensed Product Developed under this Agreement by or on Daiichi Sankyo’s behalf; (b) the breach of any obligation, covenant, warranty or representation made by Daiichi Sankyo under this Agreement or any Ancillary Agreement; (c) any violation of Applicable Law by Daiichi Sankyo, its Affiliates or any of their respective Sublicensees, distributors, subcontractors or other agents in the course of activities under this Agreement or any Ancillary Agreement; or (d) the gross negligence or willful misconduct of any Daiichi Sankyo Party, their Sublicensees, subcontractors or other agents in the course of their activities under this Agreement; provided however, that Daiichi Sankyo shall not be required to defend, indemnify or hold harmless any Nektar Party to the extent that such Third Party Claim or Loss is attributable to any matter for which Nektar is obligated to indemnify a Daiichi Sankyo Party pursuant to Section 12.2 below.

12.2Indemnification by Nektar.  Subject to the other provisions of this Article 12, Nektar shall defend Daiichi Sankyo, its Affiliates and its Sublicensees and each of their respective officers, directors, agents, representatives and employees (collectively, “Daiichi Sankyo Parties”) from and against any Third Party Claims, and indemnify and hold harmless such Daiichi Sankyo Parties from and against any and all Losses that result from any such Third Party Claims, where and to the extent that such Third Party Claims are made or brought against any Daiichi Sankyo Party by or on behalf of a Third Party, and solely to the extent such Third Party Claim is based on or arises out of: (a) claims that (i) use of the Licensed Product in the BCBM Trial infringes the Intellectual Property Rights of a Third Party; or (ii) Commercialization of the Licensed Product as Developed by Nektar or its Affiliates for the Primary Indication in the Territory infringes the Intellectual Property Rights of a Third Party; (b) the breach of any obligation, covenant, warranty or representation made by Nektar under this Agreement or any Ancillary Agreement; (c) any violation of Applicable Law by Nektar, its Affiliates or any of their respective subcontractors or other agents in the course of their activities under this Agreement; (d) the Development of the Licensed Product for the Primary Indication in the Territory by or on behalf of Nektar; (e) the Commercialization of the Licensed Product outside the Territory; or (f) the gross negligence or willful misconduct of any Nektar Party, their subcontractors or other agents in the course of their activities under this Agreement; provided however, that Nektar shall not be required to defend, indemnify or hold harmless any Daiichi Sankyo Party to the extent that such Third Party Claim or Loss is attributable to any matter for which Daiichi Sankyo is obligated to indemnify a Nektar Party pursuant to Section 12.1 above.

12.3Indemnification Procedures.  A Person entitled to indemnification pursuant to either Section 12.1 or Section 12.2 will hereinafter be referred to as an “Indemnitee.”  A Party obligated to indemnify an Indemnitee hereunder will hereinafter be referred to as an “Indemnitor.”  In the event a Nektar Indemnitee or a Daiichi Sankyo Indemnitee is seeking indemnification under either Section 12.1 or Section 12.2, Nektar or Daiichi Sankyo, as applicable, will inform the Indemnitor of a Third Party Claim (an “Indemnification Claim Notice”) [***] after it receives notice of the Third Party Claim, it being understood and agreed that the failure to give notice of a Third Party Claim as provided in this Section 12.3 will not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that such Indemnitor is actually and materially prejudiced as a result of such failure to give notice.  Upon the written acknowledgement by the Indemnitor, within [***] following

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receipt of such Indemnification Claim Notice acknowledging that such Third Party Claim is one with respect to which the Indemnitor is obligated to indemnify, the Indemnitee will permit the Indemnitor to assume direction and control of the defense of the Third Party Claim, and, at the Indemnitor’s expense, will cooperate as reasonably requested in the defense of the Third Party Claim.  The Indemnitee will have the right to retain its own counsel at its own expense.  The Indemnitor may not settle such Third Party Claim, or otherwise consent to an adverse judgment in such Third Party Claim without the Indemnitee’s prior written consent, not to be unreasonably withheld, conditioned or delayed; provided that the Indemnitor shall not require such consent with respect to the settlement of any Third Party Claim under which the sole relief provided is for monetary damages that are paid in full by the Indemnitor, which would not materially diminish or limit or otherwise adversely affect the rights, activities or financial interests of the Indemnitee or the Party to which that Person relates, and which does not result in any finding or admission of fault by the Indemnitee or the Party to which that Person relates.  If the Indemnitor does not assume direction and control of the defense of the Third Party Claim, the Indemnitee may defend and settle such Third Party Claim (including consent to an adverse judgment in such Third Party Claim) without the Indemnitor’s prior written consent.

12.4LIMITATION OF LIABILITY.  EXCEPT IN CIRCUMSTANCES OF (A) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY A PARTY, (B) A BREACH OF ARTICLE 10 OR SECTION 2.4, (C) SOLELY WITH RESPECT TO LOSS OF PROFITS BUT NOT WITH RESPECT TO ANY OTHER SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, SECTION 2.5, OR (D) FOR THIRD PARTY CLAIMS WHICH ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 12, IN NO EVENT SHALL ANY PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING LOSS OF PROFITS, SUFFERED BY DAIICHI SANKYO, NEKTAR OR ANY OF THEIR RESPECTIVE AFFILIATES.

12.5Insurance.  Each Party shall, at its own expense, maintain comprehensive general commercial liability insurance, including product liability insurance, contractual liability, bodily injury, property damage and personal injury coverage adequate to cover its obligations and liabilities under this Agreement and the Ancillary Agreements, and which are consistent with normal business practices of comparable companies with respect to similar obligations and liabilities.  Such coverage shall be purchased for a minimum limit of [***].  The Parties shall maintain such insurance for so long as this Agreement or an Ancillary Agreement is in effect, and shall from time to time provide copies of certificates of such insurance to each other upon request.  If the insurance policy is written on a claims-made basis, then the coverage must be kept in place for at least [***] after the termination of this Agreement.

13.Maintenance and Prosecution of Licensed Patents.

13.1Prosecution of Licensed Patents.

(a)Licensed Patents.  Nektar shall, at its own cost, have the right and the obligation to prepare, file, prosecute (including the responsibility to conduct and manage any

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interferences, reissue proceedings, oppositions and re-examinations), and maintain (collectively, “Prosecute” or “Prosecution”) the Licensed Patents.

(b)Individual Patent Filings.  Without limiting Section 13.1(a), Nektar shall have sole discretion and right to Prosecute Patents for Sole Inventions and Joint Inventions contained within Nektar Core Technology Inventions, and Daiichi Sankyo shall have the sole discretion and right to Prosecute Patents for Sole Inventions and Joint Inventions contained within Daiichi Sankyo Core Technology Inventions.

(c)Joint Patent Applications.  With respect to applications for Patents on Joint Inventions that are neither Nektar Core Technology Inventions nor Daiichi Sankyo Core Technology Inventions (the “Joint Patent Applications”), the Parties shall determine which Party shall be responsible for Prosecuting Patents on behalf of both Parties (the “Responsible Party”) based on a good faith determination of the relative contributions of the Parties to the Joint Invention and the relative interests of the Parties in the Joint Invention.  At least [***] prior to the contemplated filing of such Joint Patent Application, the Responsible Party shall submit a substantially completed draft of the Joint Patent Application to the other Party for its approval, which shall not be unreasonably withheld or delayed.  Except as set forth below, the Parties shall share equally the costs of the Prosecution of all Joint Patent Applications.  If either Party elects not to pay its portion of any shared costs for a Joint Patent Application or Patent issuing therefrom, the other Party may proceed with such Joint Patent Application in its own name and at its sole expense, in which case the Party electing not to pay its share of costs hereby agrees to transfer and assign and shall transfer and assign its entire right, title and interest in and to such Joint Patent Application to the other Party and such Invention shall be treated as a Sole Invention of the assignee for the purposes of Section 13.1(b).

(d)Further Actions.  Each Party shall cooperate with the other Party to execute all documents and take all reasonable actions to effect the intent of this Section 13.1.

13.2Patent Term Extensions.  [***].  If any such extension may only be sought by a party holding the applicable Marketing Authorization within the Territory, then following the transfer of such Marketing Authorization by Nektar to Daiichi Sankyo, if requested by Nektar, and at Nektar’s expense, Daiichi Sankyo shall apply to obtain such an extension at Nektar’s direction, in which case Daiichi Sankyo agrees to cooperate with Nektar in the exercise of such authorization and shall execute such documents and take such additional action as Nektar may reasonably request in connection therewith.  [***]

14.Enforcement of Patents.

14.1Notice of Infringement.  If either Party believes that a Third Party is infringing any of the Patents licensed to the other Party under this Agreement in the Territory, or is requesting a license or other right under such Patents in the Territory (“Third Party Infringing Activities”), such Party shall [***] notify the other Party in writing, identifying the alleged infringer and the alleged infringement complained of and furnishing the information upon which such determination is based.

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14.2Control of Enforcement.  If any Third Party Infringing Activity infringes any Licensed Patent, then Nektar shall have the sole right and subject to this Section 14.2, the obligation, through counsel of its choosing, to take any measures it deems appropriate to stop such Third Party Infringing Activity that materially affects the Licensed Product in the Territory, including granting to the infringing Third Party adequate rights and licenses under the Licensed Patents necessary for continuing such activities; [***].  The Parties will cooperate in good faith to determine the appropriate measures to stop any Third Party Infringing Activity that infringes any jointly owned Joint Inventions.

14.3Cooperation.  Upon reasonable request by the Party permitted to take legal action against Third Party Infringing Activities under this Article 14 (the “Enforcing Party”), the other Party shall give the Enforcing Party all reasonable information and assistance, including allowing the Enforcing Party reasonable access to its files and documents and personnel who may have possession of relevant information.

14.4Recovery.  Any amounts recovered with respect to Third Party Infringing Activities, whether by settlement or judgment, shall be used first to reimburse the Parties for their reasonable costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), with any remainder being paid to the Parties [***].

15.Potential Third Party Actions.

15.1Invalidity or Unenforceability Defenses or Actions.

(a)Notice.  If a Third Party asserts that any Patent licensed to the other Party under this Agreement is invalid or unenforceable in the Territory, whether as a defense or as a counterclaim in a legal action or in a declaratory judgment action or similar action or claim (any such defense, counterclaim, claim, or action, an “Invalidity Action”), then the Party first becoming aware of the Invalidity Action shall [***] give written notice to the other Party.  For the avoidance of doubt, in no event shall any interferences, reissue proceedings, oppositions and re-examinations be deemed an Invalidity Action, and the conduct and management of any such matters shall be governed by the provisions of Article 14.

(b)Control of Action.  [***].

15.2Third Party Litigation.  In the event of any actual or threatened suit against Nektar or its Affiliates or licensees, or Daiichi Sankyo or its Affiliates, Sublicensees or customers alleging that the Development, Manufacturing or Commercialization of the Licensed Product in the Territory infringes the Intellectual Property Rights of any Third Party (an “Infringement Suit”), the Party first becoming aware of such Infringement Suit shall [***] give written notice to the other Party.  [***]

15.3Cooperation.  Except to the extent restricted from doing so by Applicable Law or contract, each Party will provide to the other Party, at other Party’s expense, all reasonable assistance requested by other Party in connection with any action, claim or suit under Section

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15.1 or 15.2 solely to the extent necessary or reasonably useful to respond to or defend against the applicable actions or claims.

16.Term and Termination.

16.1Term.  The term of this Agreement shall take effect as of the Effective Date and shall continue until (a) expiration, which shall occur automatically upon the expiry of all obligations of Daiichi Sankyo to pay royalties with respect to the Licensed Product in all countries in the Territory, or (b) earlier terminated in accordance with this Article 16 (the “Term”).  [***] prior to expiration of this Agreement, the Parties will meet and negotiate in good faith about new supply terms for the Manufacture of the Licensed Product in the Territory following such expiration.  If the Parties are unable to agree on new supply terms, then Nektar shall have no obligation to continue to Manufacture (and, if applicable, Package) Licensed Product following such expiration.

16.2Termination by Either Party.

(a)Termination for Material Breach.  If either Party (the “Breaching Party”) is in material breach of this Agreement, in addition to any other right or remedy the other Party (the “Complaining Party”) may have, the Complaining Party may terminate this Agreement by providing the Breaching Party notice specifying the breach and an opportunity to cure such breach in accordance with this Section 16.2(a) (the “Termination Notice”).  The Breaching Party shall have [***] from receiving such notice to cure the breach (or, if such breach cannot be cured within such period, and if the Breaching Party commences good faith, diligent actions to cure such breach within such [***] period, such [***] as the Breaching Party is thereafter diligently continuing such good faith actions to cure the breach as soon as possible) (the “Cure Period”), and provided that the Cure Period for payment breaches shall be [***] from the date of notice (and shall not, for clarity, be subject to any extension of the Cure Period under the foregoing).  If the breach is not cured within the Cure Period, the Termination Notice shall become effective [***] following the expiration of the Cure Period (unless the Complaining Party waives termination in writing prior thereto).

(b)Termination Upon Bankruptcy.  A Party shall be deemed a “Debtor” under this Agreement if, at any time during which a Party has rights to the other Party’s Intellectual Property Rights under this Agreement, (a) a case is commenced by or against such Party under the Bankruptcy Code, (b) such Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (c) such Party assigns all or substantially all of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for such Party’s business, or (e) substantially all of such Party’s business is subject to attachment or similar process; provided however, that in the case of any involuntary case under the Bankruptcy Code, such Party shall not be deemed a Debtor if the case is dismissed within [***] after the commencement thereof.  In the event that such Party is deemed a Debtor, the other Party may terminate this Agreement by providing written notice to the Debtor.  All rights and licenses granted under or pursuant to this Agreement by Nektar are, and shall be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code.  The

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Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the Bankruptcy Code.  If a Party is the Debtor, then the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property necessary to enjoy the benefits of this Agreement and all embodiments of such intellectual property, and if not already in the non-Debtor Party’s possession, such shall be promptly delivered to such Party upon its written request therefor and in the case where Nektar is the Debtor, the same shall not affect Daiichi Sankyo’s payment or other obligations to Nektar hereunder.

(c)Termination Prior to Receipt of Final Marketing Authorization by Daiichi Sankyo.  Daiichi Sankyo may terminate this Agreement in its entirety pursuant to this Section 16.2(c) prior to receipt of Final Marketing Authorization for the Licensed Product, if (i) the BCBM Trial is completed and is determined by the Health Authority for the EMA Territory to be insufficient to support a grant of Final Marketing Authorization; (ii) (A) the Conditional Marketing Authorization is not granted in the EMA Territory on or prior to [***], or (B) prior to [***] it becomes apparent that it is impossible for the Conditional Marketing Authorization to be granted in the EMA Territory on or prior to [***]; (iii) the BCBM Trial is stopped after [***] due to a bona fide material safety issue or a finding of lack of efficacy regarding the Licensed Product; or (iv) the EMA requires any changes to the Anticipated Labeled Indication and such changes result in the Anticipated Labeled Indication being narrower than the Narrow Labeled Indication.

(d)Termination Prior to Receipt of Final Marketing Authorization by Nektar. Nektar may terminate this Agreement in its entirety pursuant to this Section 16.2(d) prior to receipt of Final Marketing Authorization for the Licensed Product, if (i) the BCBM Trial is completed and is determined by the Health Authority for the EMA Territory to be insufficient to support a grant of Final Marketing Authorization; (ii) the Conditional Marketing Authorization is not granted in the EMA Territory on or prior to [***]; (iii) the BCBM Trial is stopped after [***] due to a bona fide material safety issue or a finding of lack of efficacy regarding the Licensed Product; or (iv) the EMA requires any changes to the Anticipated Labeled Indication and such changes result in a material increase in the costs and expenses of the BCBM Trial and Daiichi Sankyo has, within [***] from having been notified by Nektar about the expected amount of the increase, failed to offer to Nektar in writing to reimburse it for the additional costs and expenses [***].

(e)Notice period. In order to terminate this Agreement pursuant to Section 16.2(c) and 16.2(d), the Party electing to terminate this Agreement shall provide the other Party with written notice of its election to terminate not later than [***] following the occurrence of the event giving rise to the right to so terminate this Agreement, such termination to be effective [***] following the date upon which the terminating Party delivers such written notice.

(f)Refund upon termination. If Daiichi Sankyo terminates this Agreement pursuant to clauses (ii) or (iv) of Section 16.2(c), or if Nektar terminates this Agreement pursuant to clause (iv) of Section 16.2(d), then, as Daiichi Sankyo’s sole and exclusive remedy, Nektar shall issue to Daiichi Sankyo a refund in an amount equal to twelve million five hundred thousand U.S. Dollars ($12,500,000) within [***] of the effective date of such termination.

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(g)Termination by Nektar Related to Post MA Approval Obligations. In the event that any post-approval commitments or obligations imposed by the Health Authority for either the EMA Territory or Switzerland which are the responsibility of Nektar pursuant to Section 4.6 would require Nektar to conduct a clinical trial of the Licensed Product in addition to the BCBM Trial, then (A) if the applicable commitment or obligation is imposed by the Health Authority for the EMA Territory, Nektar may terminate this Agreement in its entirety by providing Daiichi Sankyo [***] prior written notice, such notice to be delivered to Daiichi Sankyo not later than [***] from Nektar’s receipt of the written imposition of the commitment or obligation from the Health Authority for the EMA Territory;  and (B) if the applicable commitment or obligation is imposed by the Health Authority for Switzerland, Nektar may terminate this Agreement solely as it relates to Switzerland by providing Daiichi Sankyo [***] prior written notice, such notice to be delivered to Daiichi Sankyo not later than [***] from Nektar’s receipt of the written imposition of the commitment or obligation from the Health Authority for Switzerland.  In the event that within [***] of Daiichi Sankyo’s receipt of a termination notice from Nektar pursuant to Section 16.2(g)(A) or (B) Daiichi Sankyo agrees in writing to reimburse Nektar’s out-of-pocket costs and expenses of fulfilling the commitment or obligation giving rise to the Nektar termination notice [***], then Nektar shall withdraw its termination notice and perform the commitment or obligation.

16.3Termination by Daiichi Sankyo.  Daiichi Sankyo may terminate this Agreement in its entirety at any time following receipt of Final Marketing Authorization for the Licensed Product subject to providing Nektar [***] prior written notice.

16.4Termination by Nektar.  If Daiichi Sankyo, any of its Affiliates or any of its Sublicensees makes any request for, or filing or declaration of, or commences or maintains any action involving, or otherwise directly or indirectly pursues, any interference, opposition, challenge as to ownership, assertion of invalidity or unenforceability, unpatentability, revocation or reexamination relating to any Licensed Patents, or based on any of the foregoing, challenges or withholds the payment of any royalty under this Agreement in any lawsuit or any other civil or administrative proceeding, or in connection with making of any claim or counterclaim, before any court, tribunal, agency or governmental entity anywhere in the world (“Licensed Patent Action”), or otherwise assists any Third Party in connection with any Licensed Patent Action, then Nektar shall have the right, but not the obligation, to terminate this Agreement upon providing written notice of such termination to Daiichi Sankyo [***].

16.5Rights and Obligations Following Termination.  If this Agreement is terminated, all rights and licenses granted to Daiichi Sankyo under this Agreement shall terminate and revert exclusively to Nektar and the consequences set forth in this Section 16.5 shall apply on and after the effective date of the termination of this Agreement.

(a)Continuation of Right to Sell and Distribute.  Upon termination of this Agreement with respect to any Licensed Product Manufactured prior to the effective date of termination and supplied to Daiichi Sankyo, Daiichi Sankyo, its Affiliates and Sublicensees shall have the ongoing right (including after the date of termination) to sell and distribute such Licensed Product in accordance with this Agreement, provided that, until such Licensed Product

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has been sold, Daiichi Sankyo’s payment and record keeping obligations under Article 7 shall continue to apply.

(b)Return of Confidential Information.  Each Party shall return all data, files, records and other materials in its possession or control containing or comprising the other Party’s Information or other Confidential Information to which such first Party does not retain rights under the surviving provisions of this Agreement (except one copy of which may be retained solely for archival purposes and which remains subject to continuing compliance with the non-use and non-disclosure obligations set forth in Article 10).

(c)Access to Data; Right of Reference.  In addition to Nektar’s rights elsewhere in this Agreement, Daiichi Sankyo and its Affiliates shall disclose and transfer to Nektar (i) copies of all Information of Daiichi Sankyo and its Affiliates and Sublicensees relating to the Licensed Product, and automatically grant to Nektar, effective as of the effective date of any such termination of this Agreement, an exclusive (even as to Daiichi Sankyo) right to use such Information for all purposes related to the Licensed Product; and (ii) a right of reference (which right is fully transferable to other parties, with Daiichi Sankyo agreeing to provide any needed letters acknowledging such right of reference as needed by any transferee) to all Regulatory Documentation that Daiichi Sankyo and its Affiliates Control, to the extent necessary for Nektar to Develop, Manufacture and Commercialize the Licensed Product.

(d)License to Information and Daiichi Sankyo Patents.

(i)Daiichi Sankyo shall grant to Nektar, effective as of the effective date of any such termination of this Agreement, a perpetual, irrevocable, sublicenseable, non-exclusive license under any Information generated by Daiichi Sankyo, its Affiliates or Sublicensees under this Agreement to Develop, Manufacture and Commercialize the Licensed Product. If Nektar has not previously compensated Daiichi Sankyo for the use of such Information pursuant to Section 4.2, then Nektar and Daiichi Sankyo shall mutually negotiate in good faith the reasonable compensation to be paid by Nektar to Daiichi Sankyo for the license granted in this Section 16.5(d)(i), provided that no such compensation shall be payable by Nektar if the termination of this Agreement was due to breach by Daiichi Sankyo pursuant to Section 16.2(a).

(ii) Upon request of Nektar, the Parties shall negotiate in good faith the grant by Daiichi Sankyo to Nektar of a license under any and all Patents Controlled by Daiichi Sankyo or its Affiliates or Sublicensees, covering inventions, technology or other Information necessary to Develop, Manufacture and Commercialize the Licensed Product with respect to all countries in the Territory.

(e)Regulatory Documentation.  Daiichi Sankyo shall, to the extent technically possible and if not prohibited under Applicable Law, promptly transfer and assign to Nektar any and all right, title, and interest in any and all Health Registration Approvals and Pricing Approvals, all applications therefor, and all Regulatory Documentation assigned by Nektar to Daiichi Sankyo under the terms of this Agreement, including the Final Marketing Authorization and any other Marketing Authorization.  With respect to such transferred Health

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Registration Approvals, Pricing Approvals and Regulatory Documentation, Daiichi Sankyo will submit to the applicable Health Authorities, within [***] after the effective date of such termination, a letter (with a copy to Nektar) or other communication required by the applicable Health Authorities, notifying such Health Authorities of such transfer.  Prior to submitting any such letters, Daiichi Sankyo shall make available any such letter to Nektar at least [***] prior to its submission, and shall make such changes as Nektar may reasonably request prior to the submission of such letter to the applicable Health Authority, each such letter or other communication to be reasonably satisfactory to Nektar in form and content.

(f)Termination of Manufacturing and Packaging Obligations of Nektar. Termination of this Agreement shall also terminate Nektar’s obligation to Manufacture (and, if applicable, Package) Licensed Product.

16.6Post-termination Indemnification.  Nektar shall indemnify and hold Daiichi Sankyo harmless from and against any and all Losses that result from any Third Party Claims brought against Daiichi Sankyo to the extent based on the Development, Manufacture, and Commercialization of the Licensed Product conducted by or on behalf of Nektar worldwide from and after the effective date of such termination.

16.7Remedies.  Termination or expiration of this Agreement by a Party shall in no way affect or limit such Party’s right to claim against the other Party for any damages arising out of a breach of this Agreement.

16.8Accrued Rights; Surviving Obligations.

(a)Accrued Rights.  The expiration or termination of this Agreement shall not relieve the Parties from performing any obligations accrued under this Agreement prior to, or exercising any of its rights hereunder with respect to any breach by the other Party of the Agreement occurring prior to, the date this Agreement expires or terminates (including the obligation to make payments accrued as of the effective date of such expiration or termination but not yet paid).

(b)Survival Following Expiration or Termination.  If this Agreement expires or terminates, each Party’s rights and obligations under Sections 2.6, 4.4 (for a period of [***] following the termination of this Agreement), 7.5 (for the applicable period of time provided therein), 7.6, 9.2, 9.3, and Articles 10 (for a period of [***] following the termination of this Agreement), 11, 12, 16, 18 and 19 shall survive the expiration or termination of this Agreement.

17.Informal Dispute Resolution.

If a dispute, other than a dispute under Article 3 of this Agreement or a Legal Matter, arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, then either Party shall have the right to refer such dispute to the Executives, who shall confer within [***] after such dispute was first referred to them to attempt to resolve the dispute by good faith negotiations.  Any final decision mutually agreed to by the Executives in writing shall be conclusive and binding on the Parties.

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18.Governing Law, Jurisdiction, Venue and Service.

18.1Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

18.2Jurisdiction.  Subject to Section 19.9, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York (or if such court does not have subject matter jurisdiction, the state courts of the State of New York located in New York County) for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement or any Ancillary Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.  The Parties irrevocably and unconditionally waive their right to a jury trial.

18.3Venue.  The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts set forth in Section 18.2, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

18.4[Intentionally left blank.]

18.5Change of Control.  In the event of a Change of Control in Nektar involving a Third Party who is a Competitor as of the date of such Change of Control:

(a)Daiichi Sankyo shall have the right to require that Nektar, the Competitor with whom such Change of Control is effected, and each of their respective Affiliates, adopt procedures reasonably calculated to limit the use by or the dissemination of Sensitive Information to, only those Persons employed by or under contract with Nektar or its Affiliates, in each case having a need to know such Sensitive Information in order for Nektar to perform its obligations and exercise its rights under this Agreement.

(b)For the purpose of this Section 18.5, “Sensitive Information” means all Confidential Information of Daiichi Sankyo or its Affiliates disclosed to Nektar, its Affiliates or Persons employed by or under contract with Nektar or its Affiliates including Confidential Information arising from Daiichi Sankyo’s Commercialization of the Licensed Product hereunder.

18.6Assignment.  Neither Party will assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed, except as follows: (a) Nektar may assign its rights and obligations under this Agreement by way of sale of Nektar or the sale of all or substantially all of the business of Nektar to which this Agreement relates, through merger, sale of assets or sale of

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stock or ownership interest; (b) either Party may assign its rights and obligations under this Agreement to an Affiliate of such Party; and (c) Nektar may assign any or all of its rights under Article 7 in connection with a financing transaction, and Daiichi Sankyo agrees that, upon written notice from Nektar (or any direct or indirect permitted assignee contemplated by this Section 18.6), Daiichi Sankyo shall deliver any future payments, together with any reports or statements contemplated under Article 7, in accordance with the directions in such written notice.  Nektar will timely notify Daiichi Sankyo of any assignment or transfer under the provisions of clause (a) of this Section 18.6.  The assigning Party will remain liable for all of its rights and obligations under this Agreement, including those in effect after the applicable assignment.  This Agreement will be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment not in accordance with this Section 18.6 will be void.

19.Miscellaneous.

19.1Force Majeure.

(a)In this Agreement, “Force Majeure” means an event which is beyond a non-performing Party’s reasonable control, including an act of God, act of the other Party, strike, lock-out or other industrial/labor disputes (whether involving the workforce of the Party so prevented or of any other Person), war, riot, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, natural disaster or compliance with any law or governmental order, rule, regulation or direction (including changes in the requirements of the Health Authorities), whether or not it is later held to be invalid.

(b)The Force Majeure Party shall, within [***] of the occurrence of a Force Majeure event, give notice in writing to the other Party specifying the nature and extent of the event of Force Majeure, its anticipated duration and any action being taken to avoid or minimize its effect.  Subject to providing such notice and to Section 19.1(a), the Force Majeure Party shall not be liable for delay in performance or for non-performance of its obligations under this Agreement or any Ancillary Agreement, in whole or in part, nor shall the other Party have the right to terminate this Agreement (or the applicable Ancillary Agreement), except as otherwise provided in this Agreement (or the applicable Ancillary Agreement), where non-performance or delay in performance has resulted from an event of Force Majeure.  The suspension of performance allowed hereunder shall be of no greater scope and no longer duration than is reasonably required.

(c)The Force Majeure Party shall use Commercially Reasonable Efforts to (i) bring the Force Majeure event to a close or (ii) find a solution by which the Agreement may be performed despite the continuation of the event of Force Majeure.

19.2Severability.  To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall

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not form part of this Agreement.  To the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect, and the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

19.3Notices.

(a)Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or by internationally recognized overnight delivery service, addressed to the Parties at their respective addresses specified in Section 19.3(b) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 19.3.  Such notice shall be deemed to have been given as of the date delivered by hand or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  This Section 19.3 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

(b)Address for Notice.

For:Daiichi Sankyo Europe GmbH
Address: Zielstattstr 48, 81379 Munich, Germany
For the attention of:Affiliate and Brand Management

With a copy to:Legal Department
Address:Zielstattstr 48, 81379 Munich, Germany

For:Nektar Therapeutics
Address:455 Mission Bay Boulevard South
San Francisco, California, USA  94158
For the attention of:General Counsel

With a copy to:Hogan Lovells US LLP
Address: 875 Third Avenue
New York, NY  10022
For the attention of:Adam H. Golden, Esq.

19.4Relationship of the Parties.  The status of a Party under this Agreement shall be that of an independent contractor.  Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties or commitments on behalf of the other Party.  All persons

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employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

19.5Entire Agreement.  This Agreement, together with the Ancillary Agreements, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement.  This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement.  The Parties shall (or shall cause their applicable Affiliate to) terminate the Confidentiality Agreements effective as of the Effective Date and to agree that any surviving obligations thereunder are superseded by this Agreement; provided that each of the Parties acknowledges and agrees that such termination of the Confidentiality Agreements shall not relieve the Parties for obligations under such agreement for breaches thereof which occurred prior to the Effective Date.  Each Party confirms that it is not relying on any statements, representations, warranties or covenants of any person (whether a Party to this Agreement or not) except as specifically set out in this Agreement or the Ancillary Agreements.  All Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement.  In the event of any inconsistency between any such Exhibits and this Agreement, the terms of this Agreement shall govern.

19.6English Language.  This Agreement is written and executed in the English language.  Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

19.7Amendment.  Any amendment, modification or supplement of this Agreement must be in writing and signed by authorized representatives of both Parties.

19.8Waiver.  A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies.  To be effective any waiver must be in writing.

19.9Equitable Relief.  Notwithstanding anything in this Agreement to the contrary:

(a)Each Party acknowledges and agrees that the restrictions set forth in Section 2.6 and Article 10 of this Agreement are reasonable and necessary to protect the legitimate interests of the other Party, and that the other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Section 2.6 or Article 10 will result in irreparable injury to the other Party for which there may be no adequate remedy at law.

(b)In the event of a breach or threatened breach of any provision of Section 2.4, Section 2.6 or Article 10 by a Party, the other Party shall be authorized and entitled to seek to obtain from any court of competent jurisdiction equitable relief, whether preliminary or permanent, specific performance, which rights shall be cumulative and in addition to any other rights or remedies to which such other Party may be entitled in law or equity.

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(c)Nothing in this Section 19.9 is intended, or should be construed, to limit a Party’s rights to equitable relief or any other remedy for a breach of any other provision of this Agreement.

19.10Further Assurance.  Each Party shall perform all further acts and things and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

19.11Expenses.  Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

19.12Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) shall be as effective as an original executed signature page.

[Signature Page Follows]

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

DAIICHI SANKYO EUROPE GmbH		NEKTAR THERAPEUTICS
/s/ Jan Van Ruymbeke		/s/ Howard W. Robin

Signature		Signature
Name:	Dr. Jan Van Ruymbeke	Name:	Howard W. Robin
Title:	Managing Director, CEO	Title:	President & CEO
/s/ Martin Hesse
Signature
Name:	Martin Hesse
Title:	Managing Director, CFO

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Exhibit A

Licensed Product Patents

[***]

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Exhibit B-1

Nektar Marks

ONZEALD

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Exhibit B-2

Nektar House Marks

NEKTAR

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Exhibit C

Summary of BCBM Protocol

[***]

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Exhibit D

Trademark Quality Guidelines

Nektar Logo – Style Guide for Partner Use

Logo color is PMS 7577 C

In black and white documents use a black version:

On color blocks reverse logo to white:

DO NOT:

Use the Nektar logo in any other color:

Use more than one color in the logo:

Use drop shadows, gradients, or any other effects:

Use outline boxes or keylines:

In the event of a corporate-wide update to Nektar's logo, the Trademark Quality Guidelines (this Exhibit D) to be updated accordingly with sufficient notice to Daiichi Sankyo.

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